AGREEMENT AND PLAN OF MERGER

                 THIS AGREEMENT AND PLAN OF MERGER, dated November 9, 2004 (this “Agreement”), is among Valley National Bancorp, a corporation chartered under the laws of the State of New Jersey (“Valley”), Valley National Bank, a national banking association and a wholly-owned subsidiary of Valley (“VNB”), NorCrown Bank, a commercial bank chartered under the laws of the State of New Jersey (“NorCrown”), and The NorCrown Trust, a trust organized under the laws of the State of New Jersey, and the sole shareholder (except for 2,825 shares owned by current and former directors of NorCrown) of NorCrown (the “Trust”).

                 WHEREAS, Valley and VNB desire to acquire NorCrown and NorCrown’s Board of Directors has determined, based upon the terms and conditions hereinafter set forth, that the acquisition described herein is in the best interests of NorCrown and its shareholders; and

                 WHEREAS, the Trust, as the sole shareholder (except for 2,825 shares described above) of NorCrown, has determined to enter into this Agreement providing for the acquisition of NorCrown by Valley and VNB as described herein; and

                 WHEREAS, the acquisition will be accomplished by merging NorCrown into VNB with VNB as the surviving bank, and the shareholders of NorCrown receiving the consideration hereinafter set forth; and

                 WHEREAS, for federal income tax purposes, it is intended that the above-described transaction shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended; and

                 WHEREAS, the Boards of Directors of Valley, VNB and NorCrown have each duly adopted and approved this Agreement and the Board of Directors of NorCrown has directed that it be submitted to its shareholders for approval; and

                 WHEREAS, as a condition precedent to entering into this Agreement, Valley has required that NorCrown grant it an option to purchase certain authorized but unissued shares NorCrown common stock and, as a consequence, Valley and NorCrown have entered into a Stock Option Agreement, dated the date hereof (the “Valley Option Agreement”).

                 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

THE MERGER

        1.1.        The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.7), NorCrown shall be merged with and into VNB under the charter of VNB (the “Merger”) in accordance with the provisions of the National Bank Act, as amended (the “National Bank Act”), the regulations of the Office of the Comptroller of the Currency (the “OCC”), the New Jersey Banking Act of 1948, as amended (the “New Jersey Banking Act”), and the regulations of the Department of Banking and Insurance of the State of New Jersey (the “Department”). In the merger VNB shall be the receiving association, as that term is used in Section 215a of the National Bank Act (the “Surviving Bank”), the name of which shall be Valley National Bank. The principal office of the Surviving Bank shall be the principal office of the VNB.

        1.2.        Effect of the Merger. The Merger shall have the effects set forth in Section 215a of the National Bank Act for the merger of a state bank into a national banking association located within the same state. In furtherance and not in limitation of the foregoing, at the Effective Time: the corporate existence of each of NorCrown and VNB (the “Merging Banks”) shall be merged into and continue in the Surviving Bank and the Surviving Bank shall be deemed to be the same corporation as each of the Merging Banks; all rights, franchises and interests of the individual Merging Banks in and to every type of property and choses in action shall be transferred to and vested in the Surviving Bank by virtue of the Merger without any deed or other transfer; the Surviving Bank shall succeed to all of the relationships, fiduciary or otherwise, of each of the Merging Banks as fully and to the same extent relationships had been originally entered into by the Surviving Bank; and the Surviving Bank shall be responsible for all of the liabilities of each of the Merging Banks.

        1.3.        Articles of Association. The Articles of Association of VNB as they exist immediately prior to the Effective Time shall continue as the Articles of Association of the Surviving Bank.

        1.4.        Bylaws. The Bylaws of VNB as they exist immediately prior to the Effective Time shall continue as the Bylaws of the Surviving Bank until otherwise amended as provided by law.

        1.5.        Directors and Officers. At the Effective Time, the directors of VNB shall become the directors of the Surviving Bank. At the Effective Time, the officers of VNB shall become the officers of the Surviving Bank.

        1.6.        Capital Stock. As of September 30, 2004, VNB had capital of $772,738,781, divided into 4,287,070 shares of common stock (“VNB Common Stock”), each of $5.00 par value, $111,535,911 of surplus, and undivided profits of $639,767,520. As of September 30, 2004, NorCrown had capital of $46,529,000, divided into 5,249,750 issued and outstanding shares of common stock (excluding treasury shares) (“NorCrown Common Stock”), $16,394,000 of surplus, and $19,635,441 of undivided profits. At the Effective Time, the amount of capital stock of VNB shall be $917,969,000, divided into 4,287,070 shares of common stock, each of $5.00 par value, and VNB shall have a surplus of and undivided profits of $896,533,650, including capital reserves, which when combined with the capital and surplus of NorCrown will be equal to the combined capital structures of VNB and NorCrown as stated in the preceding two sentences, adjusted however, for earnings and dividends declared and paid by VNB and NorCrown between September 30, 2004 and the Effective Time.

        1.7.        Effective Time and Closing. Unless a different date, time and/or place are agreed to by the parties hereto, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m., at the offices of Valley, 1455 Valley Road, New Jersey, on a date (the “Closing Date”) which shall be within ten business days following the receipt of all necessary regulatory and governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), with the exact date determined by Valley and specified in a written notice to NorCrown. The Merger shall become effective (and be consummated) at the date and time (the “Effective Time”) specified in a notice to the OCC (the “OCC Notice”) which will be filed by VNB with the approval of NorCrown, which approval shall not be unreasonably withheld or delayed. VNB shall file the OCC Notice immediately after the Closing.

        1.8.        Alternative Transaction Structures. The parties agree that Valley may change the method of effecting the business combination with NorCrown, including, without limitation, by merging a wholly owned direct Subsidiary (as hereinafter defined) of Valley into NorCrown, and NorCrown shall cooperate in such efforts, including by entering into an appropriate amendment to this Agreement; provided, however, that any such Subsidiary shall become a party to, and shall agree to be bound by, the terms of this Agreement and that any actions taken pursuant to this Section 1.8 shall not (i) alter or change the kind or amount of consideration to be issued to holders of NorCrown Common Stock, (ii) adversely affect the tax consequences of the transaction to the holders of NorCrown Common Stock, (iii) materially impede or delay receipt of any required regulatory approval or consummation of the Merger, or (iv) otherwise cause any closing condition to become incapable of being fulfilled (unless duly waived by the party entitled to the benefits thereof).

ARTICLE II

CONVERSION OF NORCROWN SHARES

        2.1.        Conversion of NorCrown Stock. Except for shares of NorCrown Common Stock held by any shareholder validly exercising dissenters’ rights (“Dissenting Shares”), the shares of NorCrown Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted at the Effective Time as follows:

        (a)        Consideration. Subject to the provisions of this Section 2.1, including the election provisions provided for hereunder, each share of NorCrown Common Stock issued and outstanding immediately prior to the Effective Time (excluding any shares of NorCrown Common Stock held in treasury pursuant to Section 2.4 and any Dissenting Shares) shall be converted at the Effective Time into the right to receive (x) that number of shares of common stock, no par value, of Valley (“Valley Common Stock”) equal to the Exchange Ratio (as defined below) and (y) cash in an amount equal to $13.4292 (the “Per Share Cash Consideration”). For purposes of determining the Exchange Ratio, the following terms shall have the following meanings:

                         (i)        “Closing Price” shall mean the closing sale price of Valley Common Stock on a Trading Day as supplied by the New York Stock Exchange (as reported in The Wall Street Journal or, if not reported thereby, another mutually agreed to authoritative source).

                         (ii)        “Trading Day” shall mean a day for which a Closing Price is so supplied.

                         (iii)        “Average Closing Price” shall mean the average of the Closing Prices on the twenty Trading Days immediately preceding the date which is 5 business days prior to the Closing Date.

                         (iv)        “Exchange Ratio” shall mean $13.4292 divided by the Average Closing Price, rounded to four decimal places.

               An appropriate legend will be placed on all certificates representing Valley Common Stock issued in the Merger evidencing that the shares are being issued in a private placement. Valley agrees to remove such legends upon written request, accompanied by a letter, from a law firm and in form and substance acceptable to Valley, opining that such legends are no longer required by applicable securities laws.

                The shareholders of NorCrown (each a “Shareholder” and collectively the “Shareholders”) shall each have the right to elect to receive, in exchange for each share of NorCrown Common Stock held by such Shareholder, either (i) (A) that number of shares of Valley Common Stock as is equal to the Exchange Ratio, plus (B) the Per Share Cash Consideration (collectively, the “Per Share Cash/Stock Consideration”), or (ii) $26.8584 in cash (the “Per Share All Cash Consideration”), provided, however, that any Shareholder seeking to receive shares of Valley Common Stock in exchange for their NorCrown Common Stock shall be required to execute an Investor Certificate in the form attached hereto as Exhibit A, or, in the case of the Trust, an Investor Certificate in the Form of Exhibit B. Any Shareholder electing to receive Valley Common Stock who fails to deliver a Investor Certificate or any Shareholder failing to make an election shall, notwithstanding such election or failure to elect, receive the Per Share All Cash Consideration in exchange for their NorCrown Common Stock. Any election shall be applicable to all shares of NorCrown Common Stock held by the Shareholder making the election. Concurrently with the execution of this Agreement, the Trust has irrevocably agreed to elect to receive the Per Share Cash/Stock Consideration.

        (b)        Fractional Shares. No fractional shares of Valley Common Stock shall be issued pursuant to the Merger, and, in lieu thereof, a cash payment shall be made equal to the Average Closing Price multiplied by the fraction of a share which would otherwise have been issued.

        (c)        Cancellation of NorCrown Certificates. After the Effective Time, each share of NorCrown Common Stock shall no longer be outstanding and shall automatically be converted into the right to receive, and each of the certificates (the “Certificates”) previously evidencing any shares of NorCrown Common Stock outstanding immediately prior to the Effective Time (other than any shares of NorCrown Common Stock held in treasury pursuant to Section 2.4) shall thereafter represent the right to receive the consideration described in Sections 2.1(a) and 2.1(b) hereof. After the Effective Time, the Shareholders shall cease to have any rights with respect to their shares of NorCrown Common Stock except as otherwise provided herein or by law. The Certificates shall be exchanged for certificates evidencing shares of Valley Common Stock and/or cash issued pursuant to this Article II, upon the surrender of such Certificates in accordance with this Article II.

        (d)           Election and Exchange Procedures.

        (1)        The election required by Section 2.1(a) and the exchange required by Section 2.2(c) shall be made by the Shareholders by mailing to the Exchange Agent a Form of Election. A Form of Election must be properly completed, signed and submitted to the Exchange Agent by the Shareholder and accompanied by all the certificates representing the shares of NorCrown Common Stock as to which the election is being made. Valley will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted and to disregard immaterial defects in Forms of Election. The good faith decision of Valley (or the Exchange Agent) in such matters shall be conclusive and binding, provided that Valley (and the Exchange Agent) does not act unreasonably. Neither Valley nor the Exchange Agent will be under any obligation to, but Valley and the Exchange Agent may (if they choose to do so), notify any person of any defect in a Form of Election submitted to the Exchange Agent. Valley and NorCrown shall each use its best efforts to mail the Form of Election to all persons who are holders of record of NorCrown Common Stock on the record date for the Shareholders’ Meeting (as hereinafter defined) at least the date fifteen calendar days prior to the anticipated Effective Time. A Form of Election must be received by the Exchange Agent by the close of business on the third business day prior to the Closing in order to be effective. All elections will be irrevocable.

                (2)        Upon surrender of certificates of NorCrown Common Stock for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the Record Holder shall be entitled to promptly receive in exchange for such Certificates the consideration as provided in Section 2.1(a) hereof and the certificates so surrendered shall be canceled. The Exchange Agent shall not be obligated to deliver or cause to be delivered to any Shareholder the consideration to which such Shareholder would otherwise be entitled until such Shareholder surrenders the certificates for exchange or, in default thereof, an appropriate Affidavit of Loss and Indemnity Agreement and/or a bond as may be reasonably required in each case by Valley. Notwithstanding the time of surrender of the certificates, Shareholders shall be deemed shareholders of Valley (if election to receive the Per Share Cash/Stock Consideration is made) for all purposes from the Effective Time, except that Valley shall withhold the payment of dividends from any Shareholder until such Shareholder effects the exchange of certificates for Valley Common Stock. (Such Shareholder shall receive such withheld dividends, without interest, upon effecting the share exchange.)

        (e)        Closing Statement; Estimate.

                (1)        Within 30 days after Closing, Valley shall deliver to the Trust a statement (the “Closing Statement”) setting forth the balance sheet of NorCrown and Shareholders’ Equity as of the Closing Date and a written report setting forth the calculations of the Closing Statement, Shareholders’ Equity and Adjusted Shareholders’ Equity. “Shareholders’ Equity” means the shareholders’ equity of NorCrown as of the Closing Date prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a basis consistent with the preparation of the NorCrown Financial Statements (as such term is defined in Section 3.4). Notwithstanding the foregoing, Shareholders’ Equity as of the Closing Date shall be determined after accruing the following fees and expenses whether or not then payable: (i) all legal fees and expenses of NorCrown incurred in connection with any regulatory investigation, enforcement action, or agreement related to NorCrown or the Trust, (ii) all of the expenses (including professional fees and expenses) incurred by NorCrown in connection with the Merger, and (iii) all Taxes (as such term is defined in Section 3.8).

                 Adjustments will then be made to Shareholders’ Equity to determine the Adjusted Shareholders’ Equity. “Adjusted Shareholders Equity” means the Shareholders’ Equity adjusted on an after-tax basis as follows: (i) any severance payments paid or accrued as of the Closing Date will be added back, (ii) any stay bonuses paid or accrued by NorCrown as of the Closing Date will be added back (subject to a maximum of $495,000), (iii) any Change in Control contract payments paid to employees or accrued by NorCrown as of the Closing Date will be added back (subject to a maximum of $778,906), (iv) termination fees for FSI data contracts paid or accrued as of the Closing Date will be added back (maximum of $1,840,000), (v) professional fees and expenses of the Merger paid or accrued as of the Closing Date will be added back (maximum of $125,000), (vi) any of the adjustments required by SFAS No. 115 will disregarded; (vii) any gains or losses from the sale of investment securities sold during the period from 30 days prior to the date hereof to the Closing Date will be disregarded; and (viii) any pending claims for indemnity under the NorCrown Governing Documents (as such term is defined in Section 3.1(a) hereof) will be subtracted.

                 If the Trust objects to the information set forth therein, the Trust shall, within 30 days after delivery of the Closing Statement, deliver a written notice (the “Disputed Items Notice”) to Valley specifying in detail the basis for such objection and setting forth the Trust’s computation of the items in dispute (each, a “Disputed Item”). The Trust shall have prompt and reasonable access to all books and records of NorCrown to the extent relating to the Trust’s review of the Closing Statement. Valley and the Trust shall promptly attempt to resolve the Disputed Items and agree upon a final Closing Statement.

                (2)        If the Trust and Valley shall be unable to resolve the Disputed Items in the Disputed Items Notice within 15 days after delivery thereof, a nationally recognized certified public accounting firm selected by mutual agreement of Valley and the Trust (the “Arbiter”) shall resolve the Disputed Items and determine the Shareholders’ Equity and Adjusted Shareholders’ Equity as of the Closing by reference to the Closing Statement (the “Final Determination”); provided, however, the Arbiter shall only determine those items set forth in the Disputed Items Notice and shall have prompt and reasonable access to all books and records of NorCrown to the extent that they relate to the Arbiter’s review of the Disputed Items. The Final Determination shall be rendered by the Arbiter to Valley and the Trust within 60 days after expiration of the 15-day time frame set forth in clause (2) of this Section 2.1(e). The Final Determination shall be final and binding on the parties hereto and may not be disputed by Valley or the Trust in any forum or by any means and shall hereinafter be referred to as the “Final Closing Statement.”

                (3)        If the Trust shall not have delivered a Disputed Items Notice to Valley within 30 days after delivery of the Closing Statement or prior thereto, the Trust shall be deemed to have accepted by written notice to Valley the Closing Statement; such Closing Statement shall be conclusively presumed to be true and correct in all respects and shall be binding upon the parties hereto and may not be disputed by any party in any forum or by any means, and shall hereinafter be referred to as the “Final Closing Statement.”

                (4)        To the extent that the Adjusted Shareholders’ Equity agreed to (or deemed agreed to) by the parties in the Final Closing Statement is less than $47,000,000 (the “Target Shareholders’ Equity”), the amount of such deficiency shall be defined as the “Closing Statement Deficit.” In the event there is a Closing Statement Deficit, the Trust shall pay to Valley, within 3 business days following the final determination of the Adjusted Shareholders Equity, the amount of such Closing Statement Deficit by directing the Indemnification Escrow Agent (as such term in defined in Section 8.4) to release such portion of the Indemnification Escrow Shares (as such term in defined in Section 8.4) as is equal to the Closing Statement Deficit to Valley in accordance with the terms of the Indemnification Escrow Agreement (as such term in defined in Section 8.4).

        2.2.        Exchange of Shares.

        (a)        The parties shall exchange all the Certificates (other than those representing NorCrown Common Stock held by dissenting Shareholders, if any) for all of the consideration provided for in Section 2.1 at the Closing. Upon surrender of a Certificate for exchange and cancellation at Closing (or if applicable with respect to any shares of NorCrown Common Stock held by dissenting Shareholders, after Closing), the record holder of the shares represented by the Certificate shall receive in exchange for the Certificate the consideration as provided in Section 2.1 hereof and the Certificate so surrendered shall be cancelled. No Shareholder will receive the consideration to which that Shareholder would otherwise be entitled until the Shareholder surrenders the Certificate for exchange or, in lieu thereof, an appropriate Affidavit of Loss and Indemnity Agreement and/or a bond as may be reasonably required in each case by Valley. Notwithstanding the time of surrender of the Certificates, the Shareholders shall be deemed shareholders of Valley for all purposes from the Effective Time, except that Valley shall withhold the payment of dividends from any Shareholder until that Shareholder effects the exchange of his Certificates for Valley Common Stock. The Shareholder shall receive such withheld dividends, without interest, upon effecting the share exchange. Notwithstanding the foregoing, all payments for shares of NorCrown Common Stock held by dissenting Shareholders, if any, shall be made in accordance with applicable statutory law or regulations.

        (b)        After the Effective Time, there shall be no transfers on the stock transfer books of NorCrown of the shares of NorCrown Common Stock which were outstanding immediately prior to the Effective Time and, if any Certificates representing such shares are presented for transfer, they shall be cancelled and exchanged for the consideration as provided in Section 2.1 hereof.

        (c)        If payment of the consideration as provided in Section 2.1 hereof is to be made in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay to either, at the election of Valley, (i) VNB’s trust department or (ii) American Stock Transfer & Trust Company (in either case, the “Exchange Agent”) in advance any transfer or other taxes required by reason of the payment to a person other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

        2.3              VNB Common Stock. The shares of common stock of VNB outstanding immediately prior to the Effective Time shall not be affected by the Merger but shall be the same number of shares of the Surviving Bank.

        2.4              Certain NorCrown Shares Retired.  Each share of NorCrown Preferred Stock and each share of NorCrown Common Stock that is held in the treasury of NorCrown shall be cancelled and retired at the Effective Time and no capital stock of Valley, cash or other consideration shall be paid or delivered in exchange therefor.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF

NORCROWN BANK

                References herein to the “NorCrown Disclosure Schedule” shall mean all of the disclosure schedules required by this Agreement, dated as of the date hereof and referenced to the specific sections and subsections of this Agreement, which have been delivered on the date hereof, by NorCrown to Valley and VNB. NorCrown hereby jointly and severally represents and warrants to Valley and VNB as follows:

        3.1.        Organization.

                     (a)        NorCrown is a commercial bank organized under the laws of the State of New Jersey the deposits of which are insured by the Bank Insurance Fund (“BIF”) of the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law. NorCrown is duly organized, validly existing and in good standing under the laws of the State of New Jersey. NorCrown has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the business, operations, assets or financial condition of NorCrown or its Subsidiaries. The NorCrown Disclosure Schedule sets forth true and complete copies of the Certificate of Incorporation and Bylaws (such documents or similar governing documents for an entity are referred to herein as the entity’s “Governing Documents”) of NorCrown as in effect on the date hereof. The term “Subsidiaries”, when used in this Agreement with respect to NorCrown, means any corporation, joint venture, association, partnership, trust or other entity in which NorCrown owns, directly or indirectly, at least a 50 percent voting interest in electing the Board of Directors or others performing similar functions with respect to such entity or acts as a managing member or general partner. Except as set forth in the NorCrown Disclosure Schedule, NorCrown does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity and owns no real estate, except real estate used for its banking premises and except for real estate in foreclosure with a fair market value of less than $500,000.

                     (b)        Except as set forth on the NorCrown Disclosure Schedule, NorCrown does not have any Subsidiaries. Each of the Subsidiaries set forth on the NorCrown Disclosure Schedule is (i) duly organized, validly existing and in good standing under the laws of their respective jurisdictions and (ii) has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on NorCrown.

                     (c)        For purposes of this agreement, “Material Adverse Effect” means any change, circumstance or effect that has a material adverse effect on the business, operations, assets or financial condition of such entity and its Subsidiaries taken as a whole.

        3.2.        Capitalization. The authorized capital stock of NorCrown consists of 15,000,000 shares of NorCrown Common Stock and 5,000,000 shares of NorCrown’s perpetual non-cumulative preferred stock (“NorCrown Preferred Stock”). As of the date hereof, there were (i) 5,249,750 shares of NorCrown Common Stock outstanding and no shares of NorCrown Common Stock held in the treasury, and (ii) no shares of NorCrown Preferred Stock outstanding and no shares of NorCrown Preferred Stock held in the treasury. All issued and outstanding shares of NorCrown Common Stock have been duly authorized and validly issued, and are fully paid and no assessment has been made on such shares. The authorized but unissued shares of NorCrown Common Stock are not subject to pre-emptive rights. Except for the Valley Option Agreement, NorCrown does not have, nor is it bound by, any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of NorCrown or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to subscribe for any such shares, and other than the trust agreement of the Trust, there are no agreements or understandings with respect to voting of any such shares to which the Bank is a party.

        3.3.        Authority; No Violation.

                     (a)        Other than the ownership by NorCrown’s current and former directors of a total of 2,825 shares, the Trust is the only Shareholder of record of NorCrown. The execution and delivery of this Agreement and the consummation of the Merger and all other transactions contemplated hereby have been duly and validly approved by the Board of Directors of NorCrown. Such approvals are valid and binding under all applicable laws, regulations and regulatory orders or consents binding upon NorCrown or any of the directors of NorCrown. Subject to the parties obtaining the bank regulatory consents and approvals described in the last sentence of paragraph (b) below and subject to obtaining Shareholder approval as and when required by applicable law, NorCrown has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof and no further corporate proceedings on the part of NorCrown are necessary for such execution, delivery and consummation. This Agreement has been duly and validly executed and delivered by NorCrown and constitutes the valid and binding obligation of NorCrown, enforceable against NorCrown in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and to general principles of equity.

                     (b)        Neither the execution and delivery of this Agreement by NorCrown, nor the consummation by NorCrown of the transactions contemplated hereby in accordance with the terms hereof, or compliance by NorCrown with any of the terms or provisions hereof, will (i) violate any provision of NorCrown’s Governing Documents or the Governing Documents of any of NorCrown’s Subsidiaries, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to NorCrown or its Subsidiaries or any of their respective properties or assets, or (iii) except as set forth in the NorCrown Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of NorCrown or any of its Subsidiaries under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which NorCrown or any of its Subsidiaries is a party, or by which NorCrown or any of its Subsidiaries or any of their respective properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually and in the aggregate will not have a Material Adverse Effect on NorCrown, or the ability of NorCrown to consummate the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the OCC and the Department, no consents or approvals of or filings or registrations with or notices to any public body or authority are necessary on behalf of NorCrown in connection with (x) the execution and delivery by NorCrown of this Agreement and (y) the consummation by NorCrown of the transactions contemplated hereby.

        3.4.        Financial Statements.

                     (a)        The NorCrown Disclosure Schedule sets forth copies of the consolidated statements of condition of NorCrown as of December 31, 2003, 2002 and 2001, and the related consolidated statements of income, stockholders’ equity and cash flows for the periods ended December 31 in each of the three years 2001 through 2003 (the “NorCrown Audited Statements”), in each case accompanied by the audit report of KPMG LLP (in the case of 2003 and 2002) and Fontanella & Babbits (in the case of 2001), independent public accountants with respect to NorCrown, and the unaudited consolidated statement of condition as of September 30, 2004 and the related consolidated unaudited statement of income of NorCrown for the three- and six-month periods ended September 30, 2004 (the “NorCrown Unaudited Statements” and, collectively with the NorCrown Audited Statements, the “NorCrown Financial Statements”). The NorCrown Financial Statements (including the related notes) have been prepared in accordance with GAAP consistently applied during the periods involved except as indicated in the notes thereto. The NorCrown Financial Statements fairly present in all material respects the consolidated financial condition of NorCrown as of the respective dates set forth therein and the related consolidated statements of income, stockholders’ equity and cash flows fairly present in all material respects the results of the consolidated operations of NorCrown for the respective periods set forth therein.

                    (b)        Except as set forth in the NorCrown Disclosure Schedule, the books and records of NorCrown and each of its Subsidiaries have been and are being maintained in compliance with applicable legal and accounting requirements, and reflect only actual transactions.

                    (c)        Except as set forth in the NorCrown Disclosure Schedule and as to the extent reflected, disclosed or reserved against in the NorCrown Audited Statements (including the notes thereto), as of December 31, 2003 neither NorCrown nor any of its Subsidiaries had any liabilities, whether absolute, accrued, contingent or otherwise, which are material to the business, operations, assets or financial condition of NorCrown and its Subsidiaries, taken as a whole, and which are required by GAAP to be disclosed in the NorCrown Audited Statements. Except as set forth in the NorCrown Disclosure Schedule, as and to the extent reflected, disclosed or reserved against in the NorCrown Unaudited Statements (including the notes thereto), as of September 30, 2004 neither NorCrown nor any of its Subsidiaries had any liabilities, whether absolute, accrued, contingent or otherwise, which are material to the business, operations, assets or financial condition of NorCrown or its Subsidiaries taken as a whole. Except as set forth in the NorCrown Disclosure Schedule, since September 30, 2004 and to the date hereof, neither NorCrown nor any of its Subsidiaries have incurred any liabilities except (i) in the ordinary course of business and consistent with prudent banking practice, (ii) except as specifically contemplated by this Agreement, or (iii) except as would not have a Material Adverse Effect on NorCrown.

        3.5.        Financial Advisor; Broker’s and Other Fees. Neither NorCrown nor any of its directors or officers has employed any broker or finder or incurred any finder’s fees or commissions in connection with any of the transactions contemplated by this Agreement other than fees and expenses of Ryan Beck & Co., Inc., advisor to the trust (“Ryan Beck”), to be paid by NorCrown, with such fees and expenses not to exceed $25,000. Except as set forth in the NorCrown Disclosure Schedule, there are no fees (other than time charges billed at usual and customary rates) payable to any brokers, finders or consultants in connection with the transactions contemplated by this Agreement or which would be triggered by consummation of the transactions contemplated by this Agreement. The fees and expenses of Ryan Beck (other than those specified above) shall be paid solely by the Trust.

        3.6.        Absence of Certain Changes or Events.

                    (a)        Except as set forth in the NorCrown Disclosure Schedule, there has not been any Material Adverse Effect on NorCrown since September 30, 2004 and to NorCrown’s knowledge, no facts or conditions exist which NorCrown believes will cause or is likely to cause such a Material Adverse Effect in the future.

                    (b)        Except as set forth in the NorCrown Disclosure Schedule, neither NorCrown nor any of its Subsidiaries has taken or permitted any of the actions set forth in Section 5.2 hereof between September 30, 2004 and the date hereof and NorCrown and the NorCrown Subsidiaries have conducted their business only in the ordinary course, consistent with past practice.

        3.7.        Legal Proceedings. Except as disclosed in the NorCrown Disclosure Schedule, (i) neither NorCrown nor any of its Subsidiaries is a party to any, and there are no pending or, to NorCrown’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against NorCrown or any of its Subsidiaries and (ii) neither NorCrown nor any of its Subsidiaries is a party to any order, judgment or decree entered against NorCrown or any Subsidiary in any lawsuit or proceeding.

        3.8.        Taxes and Tax Returns.

                     (a)        NorCrown and each Subsidiary have timely filed (and until the Effective Time will so file) all Returns required to be filed by them in respect of any Taxes (which such Returns which have already been filed were and continue to be, true, correct and complete in all material respects and which such Returns which will be filed will be true, correct and complete in all material respects when filed) and, except as set forth on NorCrown Disclosure Schedule, each has duly paid (and until the Effective Time will so pay) all such Taxes shown as due on such Returns, other than Taxes or other charges which are being contested in good faith (and disclosed to Valley in writing). NorCrown and each Subsidiary have established (and until the Effective Time will establish) on their books and records reserves for the payment of all Taxes not yet due and payable, but incurred in respect of NorCrown or any Subsidiary through such date, which reserves are adequate for such purposes. Except as set forth in NorCrown Disclosure Schedule, the federal income tax Returns of NorCrown and each Subsidiary have been examined by the Internal Revenue Service (the “IRS”) (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. Except as set forth in NorCrown Disclosure Schedule, the applicable state income and local tax returns of NorCrown and each Subsidiary have been examined by the applicable authorities (or are closed to examination due to the expiration of the statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To NorCrown’s knowledge, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, Taxes or assessments upon NorCrown or any of Subsidiaries, nor has NorCrown or any of Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns.

                     (b)        Except as set forth in NorCrown Disclosure Schedule, neither NorCrown nor any of the Subsidiaries: (i) has requested any extension of time within which to file any tax Return which Return has not since been filed; (ii) is a party to any agreement providing for the allocation or sharing of taxes; (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the “Code”), by reason of a voluntary change in accounting method initiated by NorCrown or any Subsidiary (nor does NorCrown have any knowledge that the IRS has proposed any such adjustment or change of accounting method); (iv) has taken or agreed to take any action, has failed to take any action, or knows of any fact, agreement, plan or other circumstances that could prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; (v) has been included in any “consolidated,” “unitary” or “combined” Return (other than the Returns which include only NorCrown and any of Subsidiaries) provided for under the laws of the United States, any foreign jurisdiction or any state or locality; (vi) has participated in or otherwise engaged in any transaction described in Treasury Regulations Section 301.6111-2(b)(2) or any “Reportable Transaction” within the meaning of Treasury Regulations Section 1.6011-4(b); (vii) is a party to any agreement or arrangement that would result, separately or in the aggregate, in the actual or deemed payment by NorCrown of any of its Subsidiaries of any “excess parachute payments” within the meaning of Section 280G of the Code; and/or (viii) has received any claim by a Governmental Entity in a jurisdiction where it does not file Returns that it is or may be subject to taxation by that jurisdiction.

                     (c)        Except as set forth in NorCrown Disclosure Schedule, (i) NorCrown and each of the Subsidiaries has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has, within the time and in the manner provided bylaw, withheld and paid over to the proper Governmental Entities all material amounts required to be so withheld and paid over under applicable laws; and (ii) NorCrown and each of its Subsidiaries has maintained such records in respect to each transaction, event and item (including as required to support otherwise allowable deductions and losses) as are required under applicable Tax law.

                     (d)        NorCrown has made available to Valley correct and complete copies of: (i) all material Returns filed within the past three years by NorCrown and each of its Subsidiaries; (ii) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a Governmental Entity within the past three years relating to Taxes due from or with respect to NorCrown or any of its Subsidiaries; and (iii) any closing letters or agreements entered into by NorCrown or any of its Subsidiaries with any Governmental Entities within the past five years with respect to Taxes.

                     (e)        For purposes of this Agreement, the terms: (i) “Tax” or “Taxes” means: (A) any and all taxes, customs, duties, tariffs, imposts, charges, deficiencies, assessments, levies or other like governmental charges, including, without limitation, income, gross receipts, excise, real or personal property, ad valorem, value added, estimated, alternative minimum, stamp, sales, withholding, social security, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and other recording taxes and charges, imposed by the IRS or any other taxing authority (whether domestic or foreign, including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis and such term shall include any interest, fines penalties or additional amounts attributable to, or imposed upon, or with respect to, any such amounts, (B) any liability for the payment of any amounts described in (A) as a result of being a member of an affiliated, consolidated, combined, unitary, or similar group or as a result of transferor or successor liability, and (C) any liability for the payment of any amounts as a result of being a party to any tax sharing agreement or as a result of any obligation to indemnify any other person with respect to the payment of any amounts of the type described in (A) or (B); (ii) “Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, which is required to be filed with a Governmental Entity; and (iii) “Governmental Entity” means any (A) Federal, state, local, municipal or foreign government, (B) governmental, quasi-governmental authority (including any governmental agency, commission, branch, department or official, and any court or other tribunal) or body exercising, or entitled to exercise, any governmentally-derived administrative, executive, judicial, legislative, police, regulatory or taxing authority, or (C) any self-regulatory organization, administrative or regulatory agency, commission or authority.

        3.9.        Employee Benefit Plans.

                     (a)        Except as disclosed in the NorCrown Disclosure Schedule, neither NorCrown nor any of its Subsidiaries maintains or contributes to any “employee pension benefit plan”, within the meaning of Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (the “NorCrown Pension Plans”), “employee welfare benefit plan”, within the meaning of Section 3(1) of ERISA (the “NorCrown Welfare Plans”), stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement. Neither NorCrown nor any of its Subsidiaries has, since September 2, 1974, contributed to any “Multiemployer Plan”, within the meaning of Sections 3(37) and 4001(a)(3) of ERISA.

                     (b)        NorCrown has delivered to Valley in the NorCrown Disclosure Schedule a complete and accurate copy of each of the following with respect to each of the NorCrown Pension Plans and NorCrown Welfare Plans: (i) plan document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any; (iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500, if any.

                     (c)        The present value of all accrued benefits both vested and non-vested under each of the NorCrown Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for purposes of the most recent actuarial valuation prepared by such NorCrown Pension Plan’s actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits. To NorCrown’s knowledge, the actuarial assumptions then utilized for such plans were reasonable and appropriate as of the last valuation date and reflect then current market conditions.

                     (d)        During the last six years, the Pension Benefit Guaranty Corporation (the “PBGC”) has not asserted any claim for liability against NorCrown or any of its Subsidiaries which has not been paid in full.

                     (e)        All premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each NorCrown Pension Plan have been paid. All contributions required to be made to each NorCrown Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of NorCrown and its Subsidiaries which have not been paid have been properly recorded on the books of NorCrown and its Subsidiaries.

                     (f)        Except as disclosed on the NorCrown Disclosure Schedule, each of the NorCrown Pension Plans, the NorCrown Welfare Plans and each other plan and arrangement identified on the NorCrown Disclosure Schedule has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, the IRS has issued a favorable determination letter, which takes into account the Tax Reform Act of 1986 and (to the extent it mandates currently applicable requirements) subsequent legislation, with respect to each of the NorCrown Pension Plans and NorCrown is not aware of any fact or circumstance which would disqualify any such plan, that could not be retroactively corrected (in accordance with the procedures of the IRS).

                     (g)        To NorCrown’s knowledge, no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any of the NorCrown Welfare Plans or NorCrown Pension Plans.

                     (h)        No NorCrown Pension Plan or any trust created thereunder has been terminated, nor have there been any “reportable events”, within the meaning of Section 4043(b) of ERISA, with respect to any of the NorCrown Pension Plans.

                     (i)        No “accumulated funding deficiency”, within the meaning of Section 412 of the Code, has been incurred with respect to any of the NorCrown Pension Plans.

                     (j)        There are no pending, or, to NorCrown’s knowledge, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the NorCrown Pension Plans or the NorCrown Welfare Plans, any trusts related thereto or any other plan or arrangement identified in the NorCrown Disclosure Schedule.

                     (k)        Except as disclosed in the NorCrown Disclosure Schedule, no NorCrown Pension or Welfare Plan provides medical or death benefits (whether or not insured) beyond an employee’s retirement or other termination of service, other than (i) coverage mandated by law, or (ii) death benefits under any NorCrown Pension Plan.

                     (l)        Except with respect to customary health, life and disability benefits or as disclosed in the NorCrown Disclosure Schedule, there are no unfunded benefits obligations which are not accounted for by reserves shown on the NorCrown Financial Statements and established under GAAP, or otherwise noted on such financial statements.

                     (m)        With respect to each NorCrown Pension and Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of NorCrown or any Subsidiary as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to or at the Effective Time.

                     (n)        Except as may hereafter be expressly agreed to by Valley in writing or as disclosed on the NorCrown Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of NorCrown or any Subsidiary to severance pay, unemployment compensation or any similar payment, or (ii) accelerate the time of payment, accelerate the vesting, or increase the amount, of any compensation or benefits due to any current employee or former employee under any NorCrown Pension Plan or NorCrown Welfare Plan.

                     (o)        Except for the NorCrown Pension Plans and the NorCrown Welfare Plans, and except as set forth on the NorCrown Disclosure Schedule, neither NorCrown nor any of its Subsidiaries has any deferred compensation agreements, understandings or obligations for payments or benefits to any current or former director, officer or employee of NorCrown or any Subsidiary or any predecessor of any of them. The NorCrown Disclosure Schedule sets forth (or lists, if previously delivered to Valley with respect to such items and any supplemental retirement plan or arrangement): (i) true and complete copies of the deferred compensation agreements, understandings or obligations with respect to each such current or former director, officer or employee, and (ii) the most recent actuarial or other calculation of the present value of such payments or benefits.

                     (p)        Except as set forth in the NorCrown Disclosure Schedule, neither NorCrown nor any of its Subsidiaries maintains or otherwise pays for life insurance policies (other than group term life policies on employees) with respect to any director, officer or employee. The NorCrown Disclosure Schedule lists each such insurance policy and any agreement with a party other than the insurer with respect to the payment, funding or assignment of such policy. To NorCrown’s knowledge, neither NorCrown nor any NorCrown Pension Plan or NorCrown Welfare Plan owns any individual or group insurance policies issued by an insurer which has been found to be insolvent or is in rehabilitation pursuant to a state proceeding.

                     (q)        Neither NorCrown nor any of its Subsidiaries maintains any retirement plan for directors.

        3.10.        Reports. Except as set forth in the NorCrown Disclosure Schedule, NorCrown has, since January 1, 2001, duly filed with the Department and the FDIC in correct form all documentation required to be filed under applicable laws and regulations, and NorCrown promptly will deliver or make available to Valley accurate and complete copies of such documentation. The NorCrown Disclosure Schedule lists all examinations of NorCrown conducted by the Department and the FDIC since January 1, 2001 and the dates of any responses thereto submitted by NorCrown.

        3.11.        Compliance with Applicable Law. (a) Except as set forth in the NorCrown Disclosure Schedule, NorCrown and each of its Subsidiaries holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its respective business, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local Governmental Entity relating to it and neither NorCrown nor any of its Subsidiaries has received notice of violation of, nor do any of them know of any material violations of, any of the above.

        (b)        Without limiting the foregoing, to NorCrown’s knowledge NorCrown has complied in all material respects with the Community Reinvestment Act (“CRA”). Except as listed on the NorCrown Disclosure Schedule to NorCrown’s knowledge, no person or group has adversely commented upon NorCrown’s CRA performance.

        3.12.        Certain Contracts.

                     (a)        Except as disclosed in the NorCrown Disclosure Schedule, (i) neither NorCrown nor any Subsidiary is a party to or bound by any contract or understanding (whether written or oral) with respect to the employment or termination of any present or former officers, employees, directors or consultants and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from NorCrown or any Subsidiary to any officer, employee, director or consultant thereof. The NorCrown Disclosure Schedule sets forth true and correct copies of all such employment agreements or termination agreements with officers, employees, directors, or consultants to which NorCrown or any Subsidiary is a party.

                     (b)        Except as disclosed in the NorCrown Disclosure Schedule (i) as of the date of this Agreement, neither NorCrown nor any Subsidiary is a party to or bound by any commitment, agreement or other instrument which contemplates the payment by NorCrown or any Subsidiary of amounts in excess of $50,000, or which has a term extending beyond June 30, 2005 and cannot be terminated by NorCrown or the Subsidiary without consent of the other party thereto, (ii) no commitment, agreement or other instrument to which NorCrown or any of its Subsidiaries is a party or by which any of them is bound limits the freedom of NorCrown or any of its Subsidiaries to compete in any line of business or with any person, and (iii) neither NorCrown nor any Subsidiary is a party to any collective bargaining agreement.

        3.13.        Properties and Insurance.

        (a)        NorCrown and its Subsidiaries have good and, as to owned real property, if any, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in NorCrown’s consolidated balance sheet as of December 31, 2003, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 2003), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in such balance sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that do not in the aggregate have a Material Adverse Effect on NorCrown and (iv) with respect to owned real property, if any, title imperfections noted in title reports delivered to Valley prior to the date hereof. NorCrown and its Subsidiaries, as lessee, has the right under valid and subsisting leases to occupy, use, possess and control, in all material respects, all real property leased by it, as presently occupied, used, possessed and controlled by it.

        (b)        The NorCrown Disclosure Schedule lists all policies of insurance and bonds covering business operations and insurable properties and assets of NorCrown and its Subsidiaries showing the scope and amount of coverage and deductibles relating thereto. Except as set forth in the NorCrown Disclosure Schedule, as of the date hereof, NorCrown has not, since January 1, 1999, received any notice of cancellation or notice of a material amendment of any such insurance policy or bond and it is not in default in any material respect under such policy or bond, and, to NorCrown’s knowledge, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

        3.14.        Minute Books. Except as set forth in the NorCrown Disclosure Schedule, the minute books of NorCrown and its Subsidiaries contain records that are accurate in all material respects of all meetings and other corporate action held of their respective Shareholders and Boards of Directors (including committees of their respective Boards of Directors).

        3.15.        Environmental Matters. Except as disclosed in the NorCrown Disclosure Schedule:

        (a)        Neither NorCrown nor its Subsidiaries have received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that NorCrown or its Subsidiaries (either directly or as a trustee or fiduciary, or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters, which correction or cleanup would be material to the business, operations, assets or financial condition of NorCrown or its Subsidiaries. Neither NorCrown nor its Subsidiaries has knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any real property owned or leased by NorCrown or its Subsidiaries, as OREO or otherwise, or owned or controlled by NorCrown or its Subsidiaries as a trustee or fiduciary but excluding any property which serves as collateral for any loan or other obligation which is not in default or have not been realized on by NorCrown (collectively, “Properties”), in any manner that violates or, after the lapse of time and failure to take appropriate action would violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials.

        (b)        NorCrown has no knowledge that any of the Properties has been operated in any manner since the date NorCrown owned, leased or controlled such property that violated any applicable federal, state or local law or regulation governing or pertaining to toxic or hazardous substances and materials, the violation of which would have a Material Adverse Effect on NorCrown.

        (c)        To the knowledge of NorCrown, there are no underground storage tanks on, in or under any of the Properties and no underground storage tanks have been closed or removed from any of the Properties while the property was owned, operated or controlled by NorCrown.

        3.16.        Reserves. As of the date hereof the reserve for loan and lease losses set forth in the NorCrown Financial Statements is adequate at the time based upon NorCrown’s past loan loss experiences and reasonably anticipated potential losses in the portfolio at the time to cover all known or reasonably anticipated loan losses.

        3.17.        Agreements with Bank Regulators. Except as disclosed in the NorCrown Disclosure Schedule, NorCrown is not a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, and is not subject to any order or directive by, and is not in receipt of any extraordinary supervisory letter from, any Governmental Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has NorCrown or the Trust been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission.

                 3.18        Insider Loans. The NorCrown Disclosure Schedule sets forth, as of October 31, 2004, each loan, extension of credit, or guaranty from NorCrown or any of its Subsidiaries to the Trust or any person or entity known by NorCrown to a beneficiary of the Trust, any director or executive officer of NorCrown including (i) the name of the person receiving the benefit of loan, extension of credit or guaranty, (ii) if such person is other than the director or executive officer, the relationship to the Trust or a beneficiary of the Trust, a NorCrown director or executive officer, (iii) the original principal amount of such loan or extension of credit, (iv) the outstanding principal amount of such loan or extension of credit, (v) the material terms of the loan, including interest rate, type of loan, term of loan, and any other material terms.

                 3.19        Disclosure Controls and Procedures. Except as set forth in the NorCrown Disclosure Schedule, since December 31, 2002 NorCrown and each of its Subsidiaries has had in place disclosure controls and procedures reasonably designed and maintained to ensure that all information (both financial and non-financial) required to be disclosed by NorCrown in the reports that it files or submits to either the FDIC or the Department recorded, processed, summarized and reported within the time periods specified in the applicable rules and forms of the FDIC or the Department, as the case may be, and that such information is accumulated and communicated to NorCrown’s management as appropriate to allow timely decisions regarding required disclosure. NorCrown maintains internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the NorCrown Disclosure Schedule, none of NorCrown’s or its Subsidiaries’ records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of NorCrown or its Subsidiaries or accountants.

                 3.20        Disclosure. No representation or warranty contained in Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading in light of the circumstances in which they were made.

ARTICLE III-A

REPRESENTATIONS AND WARRANTIES OF

THE TRUST

                 References herein to the “Trust Disclosure Schedule” shall mean all of the disclosure schedules required of the Trust by this Agreement, dated as of the date hereof and referenced to the specific sections and subsections of this Agreement, which have been delivered on the date hereof, by the Trust to Valley and VNB. The Trust hereby represents and warrants to Valley and VNB as follows:

          3.1-A Authority; No Violation.

        (a)        Other than the ownership by NorCrown’s current and former directors of a total of 2,825 shares of NorCrown Common Stock, the Trust is the only Shareholder of record of NorCrown. The Trust has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action of the trustee(s) of the Trust in accordance with the trust agreement of the Trust. This Agreement has been duly executed and delivered by the Trust and constitutes a valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and to general principals of equity. Charles Kushner (i) is the sole trustee of the Trust and has the requisite power and authority to act on behalf of the Trust, and (ii) is not disqualified from acting as trustee of the Trust by any law, regulation or order.

        3.2-A Financial Advisor; Broker’s and Other Fees.

                 Other than Ryan Beck & Co. Inc, the Trust has not employed any broker or finder or incurred any finder’s fees or commissions in connection with any of the transactions contemplated by this Agreement. The fees and expenses of Ryan Beck & Co., Inc., advisor to the Trust, shall be paid solely by the Trust.

          3.3-A Agreements with Bank Regulators.

                 Except as disclosed in the Trust Disclosure Schedule, the Trust is not a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, and is not subject to any order or directive by, and is not in receipt of any extraordinary supervisory letter from, any Governmental Entity which restricts materially the conduct of NorCrown’s business, or in any manner relates to NorCrown’s capital adequacy, its credit or reserve policies or its management, nor has the Trust been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission.

                 3.4-A Agreements. Other than the trust agreement of the Trust, there are no agreements or understandings with respect to voting of any shares of NorCrown Common Stock to which the Trust is a party.

                 3.5-A Disclosure. No representation or warranty contained in Article III-A of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading in light of the circumstances in which they were made.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF VNB AND VALLEY

                 References herein to the “Valley Disclosure Schedule” shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of Article IV of this Agreement, which have been delivered on the date hereof by Valley to NorCrown and the Trust or will be delivered pursuant to Section 5.11 by Valley to NorCrown. Valley hereby represents and warrants to NorCrown and the Trust as follows:

        4.1.        Corporate Organization.

                        (a)        Valley is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey. Valley has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Valley. Valley is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

                        (b)        All of the Subsidiaries of Valley are listed in the Valley Disclosure Schedule.

The term “Subsidiary” when used in this Agreement with reference to Valley, means any corporation, joint venture, association, partnership, trust or other entity in which Valley has, directly or indirectly, at least a 50% interest or acts as a general partner. Each Subsidiary of Valley is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation. VNB is a national bank whose deposits are insured by the BIF of the FDIC to the fullest extent permitted by law. Each Subsidiary of Valley has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Valley.

        4.2.        Capitalization. The authorized capital stock of Valley consists solely of 157,042,457 shares of Valley Common Stock and 30,000,000 shares of preferred stock, no par value per share (the “Valley Preferred Stock”), which may be divided into classes and into series within any class as determined by the Board of Directors. As of September 30, 2004, there were 98,724,038 shares of Valley Common Stock issued and outstanding net of treasury stock, and 173,166 treasury shares and no shares of Valley Preferred Stock outstanding. Since September 30, 2004, to and including the date of this Agreement, no additional shares of Valley Common Stock have been issued except in connection with exercises of options granted under the 1989 Long-Term Stock Incentive Plan of Valley and the 1999 Long-Term Stock Incentive Plan of Valley (collectively, the “Valley Option Plans”) or grants under the Valley Option Plans or grants or options under any option or stock plan assumed by Valley in connection with any other acquisition (the “Acquired Stock Plans”). As of September 30, 2004, except for 2,363,122 shares of Valley Common Stock issuable upon exercise of outstanding stock options and stock appreciation rights granted pursuant to the Valley Option Plans or the Acquired Stock Plans, there were no shares of Valley Common Stock issuable upon the exercise of outstanding stock options or otherwise. All issued and outstanding shares of Valley Common Stock, and all issued and outstanding shares of capital stock of Valley’s Subsidiaries, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights, and are free and clear of all liens, encumbrances, charges, restrictions or rights of third parties. All of the outstanding shares of capital stock of Valley’s Subsidiaries are owned directly or indirectly by Valley free and clear of any liens, encumbrances, charges, restrictions or rights of third parties, except as listed in the Valley Disclosure Schedule. Except for the options and stock appreciation rights referred to above under the Valley Option Plans, neither Valley nor any of Valley’s Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Valley or Valley’s Subsidiaries or any securities representing the right to otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares.

        4.3.        Authority; No Violation.

                       (a)        Valley and VNB have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. Valley has a sufficient number of authorized but unissued shares of Valley Common Stock to pay the consideration for the Merger set forth in Article II of this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of each of Valley and VNB. Except for the approvals described in paragraph (b) below, no other corporate proceedings on the part of Valley and VNB are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Valley and VNB and constitutes a valid and binding obligation of Valley and VNB, enforceable against Valley and VNB in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and to general principals of equity.

                        (b)        Neither the execution or delivery of this Agreement nor the consummation by Valley and VNB of the transactions contemplated hereby in accordance with the terms hereof, will (i) violate any provision of the Governing Documents of Valley or of VNB, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Valley or VNB or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Valley or VNB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Valley or VNB is a party, or by which Valley or VNB or any of their properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as in the aggregate will not have a Material Adverse Effect, or the ability of Valley and VNB to consummate the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the OCC and the Department, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Valley or VNB in connection with (a) the execution and delivery by Valley or VNB of this Agreement and (b) the consummation by Valley and VNB of the Merger and the other transactions contemplated hereby.

        4.4.        Financial Statements.

                        (a)        Valley’s Annual Reports on form 10-K filed with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and available on the SEC’s EDGAR system set forth the consolidated statements of financial condition of Valley as of December 31, 2003, 2002 and 2001, and the related consolidated statements of income, stockholders’ equity and cash flows for the periods then ended, in each case accompanied by the audit report Valley’s independent public accountants, and Valley’s Quarterly Reports on Form 10-Q filed with the SEC under the 1934 Act and available on the SEC’s EDGAR system set forth the unaudited consolidated statements of condition of Valley as of September 30, 2004 and the related unaudited consolidated statements of income, changes in stockholders’ equity and cash flows for the three- and six- month periods then ended as reported in Valley’s Quarterly Report on Form 10-Q, filed with the SEC under the 1934 Act (collectively, the “Valley Financial Statements”). The Valley Financial Statements (including the related notes), have been prepared in accordance with GAAP consistently applied during the periods involved, and fairly present in all material respects the consolidated financial position of Valley as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders’ equity and of cash flows (including the related notes, where applicable) fairly present in all material respects the results of the consolidated operations and changes in stockholders’ equity and of cash flows of Valley for the respective fiscal periods set forth therein.

                        (b)        The books and records of Valley and its Subsidiaries have been and are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

                        (c)        Except as and to the extent reflected, disclosed or reserved against in the Valley Financial Statements (including the notes thereto), as of September 30, 2004 neither Valley nor any of its Subsidiaries had or has, as the case may be, any material obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of Valley or any of its Subsidiaries which are required by GAAP to be disclosed in the Valley Financial Statements. Since September 30, 2004, neither Valley nor any of its Subsidiaries have incurred any material liabilities, except in the ordinary course of business and consistent with prudent banking practice.

        4.5.        Brokerage Fees. Except for fees to be paid by Valley to MG Advisors, Inc., neither Valley nor VNB nor any of their respective directors or officers has employed any broker or finder or incurred any liability for any broker’s or finder’s fees or commissions in connection with any of the transactions contemplated by this Agreement.

        4.6.        Absence of Certain Changes or Events. Except as disclosed in the Valley Disclosure Schedule, there has not been any Material Adverse Effect on the business, operations, assets or financial condition of Valley since September 30, 2004 and to Valley’s knowledge, no fact or condition exists which Valley believes will cause or is likely to cause such a Material Adverse Effect in the future.

        4.7.        Capital Adequacy. As of the date of this Agreement Valley has, and at the Effective Time, after taking into effect the Merger and the transactions contemplated hereunder, each of Valley and VNB will have sufficient capital to satisfy all applicable regulatory capital requirements.

        4.8.        Valley Common Stock. As of the date hereof, Valley has available and reserved shares of Valley Common Stock sufficient for issuance pursuant to the Merger. The Valley Common Stock to be issued hereunder pursuant to the Merger will be duly authorized and validly issued, fully paid, nonassessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through Valley, with no personal liability attaching to the ownership thereof.

        4.10.        Legal Proceedings. Except as disclosed in the Valley Disclosure Schedule, neither Valley nor its Subsidiaries is a party to any, and there are no pending or, to Valley’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Valley or any of its Subsidiaries which, if decided adversely to Valley, or any of its Subsidiaries, would have a Material Adverse Effect on Valley. Except as disclosed in the Valley Disclosure Schedule, neither Valley nor any of Valley’s Subsidiaries is a party to any order, judgment or decree entered against Valley or any such Subsidiary in any lawsuit or proceeding which would have a Material Adverse Effect on Valley.

        4.11.        Taxes and Tax Returns. To Valley’s knowledge, Valley and its Subsidiaries have duly filed (and until the Effective Time will so file) all Returns required to be filed by them in respect of any federal, state and local Taxes (including withholding Taxes, penalties or other payments required) and have duly paid (and until the Effective Time will so pay) all such Taxes due and payable, other than Taxes or other charges which are being contested in good faith. Valley and its Subsidiaries have established (and until the Effective Time will establish) on their books and records reserves for the payment of all federal, state and local Taxes not yet due and payable, but incurred in respect of Valley and its Subsidiaries through such date, which reserves are, to Valley’s knowledge, adequate for such purposes. No deficiencies exist or have been asserted based upon the federal income tax Returns of Valley and VNB.

        4.12.        Employee Benefit Plans.

                        (a)        Valley and its Subsidiaries maintain or contribute to certain “employee pension benefit plans” (the “Valley Pension Plans”), as such term is defined in Section 3 of ERISA, and “employee welfare benefit plans” (the “Valley Welfare Plans”), as such term is defined in Section 3 of ERISA. Since September 2, 1974, neither Valley nor its Subsidiaries have contributed to any “Multiemployer Plan”, as such term is defined in Section 3(37) of ERISA.

                        (b)        Except as set forth in Valley Disclosure Schedule, to Valley’s knowledge, each of the Valley Pension Plans and each of the Valley Welfare Plans has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

                        (c)        To Valley’s knowledge, no “accumulated funding deficiency” within the meaning of Section 412 of the Code has been incurred with respect to any of the Valley Pension Plans.

                        (d)        Except with respect to customary health, life and disability benefits or as disclosed on the Valley Disclosure Schedule, there are no unfunded benefit obligations which are not accounted for by reserves shown on the Valley Financial Statements and established under GAAP or otherwise noted on such financial statements.

        4.13.        Reports. Valley and VNB have, since January 1, 2001, duly filed with the OCC and, where applicable, the FDIC and the Board of Governors of the Federal Reserve System (the “FRB”) in correct form in all material respects the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and Valley, upon written request from NorCrown, promptly will deliver or make available to NorCrown accurate and complete copies of such reports. The Valley Disclosure Schedule lists the dates of all examinations of Valley or VNB conducted by either the OCC, the FRB or the FDIC since January 1, 2001.

        4.14.        Compliance with Applicable Law.

                        (a)        Except as listed on the Valley Disclosure Schedule, Valley and its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local Governmental Entity relating to Valley and its Subsidiaries (other than where such default or non-compliance will not result in a Material Adverse Effect on Valley) and Valley has not received notice of violations of, and does not know of any violations of, any of the above.

                        (b)        Without limiting the foregoing, to Valley’s knowledge VNB has complied in all material respects with the CRA. To Valley’s knowledge, except as listed on the Valley Disclosure Schedule, no person or group has adversely commented upon VNB’s CRA performance.

        4.15.        Properties and Insurance.

                        (a)        Valley and its Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Valley’s consolidated balance sheet as of September 30, 2004, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since September 30, 2004), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in such balance sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of Valley and its Subsidiaries taken as a whole and (iv) with respect to owned real property, title imperfections which are noted in the most recent title reports with respect to such property. Valley and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by them.

                        (b)        The business operations and all insurable properties and assets of Valley and its Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of Valley should be insured against, in each case under valid, binding and enforceable policies or bonds, with such deductibles and against such risks and losses as are in the opinion of the management of Valley adequate for the business engaged in by Valley and its Subsidiaries. As of the date hereof, neither Valley nor any of its Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

        4.16.        Minute Books. The minute books of Valley and its Subsidiaries contain records that are accurate in all material respects of all meetings and other corporate action held of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors).

        4.17.        Environmental Matters. Except as disclosed in the Valley Disclosure Schedule, neither Valley nor any of its Subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Valley or any of its Subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition material to the business, operations, assets or financial condition of Valley or its Subsidiaries. Except as disclosed in the Valley Disclosure Schedule, Valley has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property owned or leased by Valley or any of its Subsidiaries in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a Material Adverse Effect on Valley.

        4.18.        Reserves. As of the date hereof, the reserve for loan and lease losses in the Valley Financial Statements is, to Valley’s knowledge, adequate based upon past loan loss experiences and potential losses in the current portfolio to cover all known or anticipated loan losses.

        4.19.        Agreements with Bank Regulators. Except as disclosed in the Valley Disclosure Schedule, neither Valley nor any Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, and is not a recipient of any extraordinary supervisory letter from, any Governmental Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has Valley been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission.

        4.20        Disclosure Controls and Procedures. Except as set forth in the Valley Disclosure Schedule, since December 31, 2002 Valley and each of its Subsidiaries has had in place disclosure controls and procedures reasonably designed and maintained to ensure that all information (both financial and non-financial) required to be disclosed by Valley in the reports that it files or submits to the SEC recorded, processed, summarized and reported within the time periods specified in the applicable rules and forms of the SEC, and that such information is accumulated and communicated to Valley’s management as appropriate to allow timely decisions regarding required disclosure. Valley maintains internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the Valley Disclosure Schedule, none of Valley’s or its Subsidiaries’records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Valley or its Subsidiaries or accountants.

        4.21.        Disclosures. No representation or warranty contained in Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading in light of the circumstances in which they were made.

ARTICLE V

COVENANTS OF THE PARTIES

        5.1.        Conduct of the Business of NorCrown. During the period from the date of this Agreement to the earlier of the Effective Time or any termination of this Agreement (the “Contract Period”), NorCrown shall conduct its business and engage in transactions permitted hereunder only in the ordinary course and consistent with prudent banking practice, except with the prior written consent of Valley. NorCrown also shall use all reasonable efforts to (i) preserve its business organization intact, (ii) keep available to itself the present services of its employees and (iii) preserve for itself and Valley the goodwill of its customers and others with whom business relationships exist, in each case provided that NorCrown shall not be required to take any unreasonable or extraordinary act or any action which would conflict with any other term of this Agreement.

        5.2.        Dividend Covenant and Negative Covenants. During the Contract Period, NorCrown shall not declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, but VNB shall be entitled to pay dividends to Valley without restriction and Valley shall be entitled to pay dividends to its shareholders without restriction. NorCrown agrees that from the date hereof to the Effective Time, except as otherwise approved by Valley in writing, or as permitted or required by this Agreement or as contained in the NorCrown Disclosure Schedule, it will not:

        (a)        change any provision of its Governing Documents;

        (b)        change the number of shares of its authorized capital stock or issue any shares of NorCrown Common Stock, NorCrown Preferred Stock or other capital stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of NorCrown or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock;

        (c)        other than as set forth on Schedule 5.17, grant any severance or termination pay (other than pursuant to policies of NorCrown in effect on the date hereof and disclosed to Valley in the NorCrown Disclosure Schedule) to, or enter into or amend any employment agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type or amend any such existing benefit plan or arrangement; or award any increase in compensation or benefits to its directors, officers or employees except with respect to salary increases and bonuses for officers and employees in the ordinary course of business and consistent with past practices and policies or as required by law or existing agreements;

        (d)        sell or dispose of any material amount of assets or incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies;

        (e)        make any capital expenditures outside of the ordinary course of business other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

        (f)        make any capital expenditures in excess of $25,000, excluding those capital expenditures permitted by subsection (e) ;

        (g)        file any applications or make any contract with respect to branching or site location or relocation;

        (h)        agree to acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

        (i)        make any material change in its accounting methods or practices, other than changes required in accordance with generally accepted accounting principles or regulatory guidelines; or

        (j)        agree to do any of the foregoing.

        5.3.        No Solicitation.

        (a)        During the Contract Period, the Trust shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Valley) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving NorCrown that if consummated would constitute an Alternative Transaction (an “Acquisition Transaction”). Following consultation with counsel, NorCrown or the Trust (as applicable) will promptly communicate to Valley the terms of any proposal, whether written or oral, which is communicated to any member of the Board of Directors or any executive officer of NorCrown or to the Trust or its agent in respect of any Acquisition Transaction.

        (b)        For purposes of this Agreement, “Alternative Transaction” means any of (i) a transaction pursuant to which any person (or group of persons) other than Valley or VNB, directly or indirectly, acquires or would acquire more than 5 percent of the outstanding shares of NorCrown Common Stock or outstanding voting power or of any new series or new class of preferred stock that would be entitled to a class or series vote with respect to the Merger, whether from NorCrown or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, share exchange, consolidation or other business combination involving NorCrown (other than the Merger), (iii) any transaction pursuant to which any person (or group of persons) other than Valley or VNB acquires or would acquire control of assets of NorCrown, or any of its Subsidiaries representing more than 5 percent of the fair market value of all the assets, net revenues or net income of NorCrown and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any other consolidation, business combination, recapitalization or similar transaction involving NorCrown or any of its Subsidiaries, other than the transactions contemplated by this Agreement, as a result of which the holders of shares of NorCrown Common Stock immediately prior to such transaction do not, in the aggregate, own at least 95 percent of each of the outstanding shares of common stock and the outstanding voting power of the surviving or resulting entity in such transaction immediately after the consummation thereof in substantially the same proportion as such holders held the shares of NorCrown Common Stock immediately prior to the consummation thereof.

        5.4.        Current Information. During the Contract Period, NorCrown will, at the request of Valley, cause one or more of its designated agents or representatives (such persons including, without limitation, officers, directors, employees, attorneys, accountants and financial advisors, collectively, “Representatives”) to confer on a monthly or more frequent basis with representatives of Valley regarding NorCrown’s business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. Without limiting the foregoing, promptly after granting any new loan or extension of credit, or any renewal of an existing loan or extension of credit, in excess of $100,000, NorCrown will send to Valley a description thereof, and thereafter NorCrown will promptly send to Valley copies of such documents relating thereto as Valley shall reasonably request. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) ending after the date of this Agreement, NorCrown will deliver to Valley any financial documentation filed with the Department or the FDIC and Valley will deliver to NorCrown Valley’s quarterly reports on Form 10-Q, as filed with the SEC under the 1934 Act.

        5.5.        Access to Properties and Records; Confidentiality.

        (a)        During the Contract Period, NorCrown and the Trust shall permit Valley and its Representatives and Valley and VNB shall permit NorCrown and its Representatives (and for purposes of this Section 5.5 references to Representatives of NorCrown may include representatives of the Trust), reasonable access upon reasonable notice during regular business hours to their respective properties, and NorCrown and the Trust shall disclose and shall make available to Valley and its Representatives and Valley shall disclose and shall make available to NorCrown and its Representatives, all books, papers and records relating to their respective assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors’ and stockholders’ meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, independent auditors’ work papers (subject to the receipt by such auditors of a standard access representation letter), litigation files, plans affecting employees, and any other business activities or prospects in which Valley and its Representatives or NorCrown and its Representatives may have a reasonable interest. No party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law fiduciary duty, binding agreement, rule, regulation, regulatory policy, order or judgment or, in the case of a document which is subject to an attorney client privilege, would compromise the right of the disclosing party to claim that privilege. The parties will use all reasonable efforts to make appropriate substitute disclosure arrangements, to the fullest extent practicable, under circumstances in which the restrictions of the preceding sentence apply. NorCrown acknowledges that Valley may be involved in discussions concerning other potential acquisitions and Valley shall not be obligated to disclose such information to NorCrown except as such information is publicly disclosed by Valley.

        (b)        All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby, shall be kept confidential and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if such Merger shall not occur, each party and each party’s Representatives shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall keep confidential all such information, and shall not directly or indirectly use such information for any competitive or commercial purposes or any other purpose not expressing permitted hereby. Each party hereto shall inform its Representatives of the terms of this Section 5.5. Any breach of this Section 5.5 by a Representative of a party hereto shall conclusively be deemed to be a breach thereof by such party. In the event that the Merger contemplated hereby does not occur or this Agreement is terminated, all documents, notes and other writings prepared by a party hereto or its Representatives based on information furnished by the other party, and all other documents and records obtained from another party hereto in connection herewith, shall be promptly destroyed. The obligation to keep such information confidential shall continue for 30 months from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party or its Representatives receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party or its Representatives; (B) was then generally known to the public other than as a result of a disclosure by any party hereto or its Representatives; (C) subsequently became known to the public through no fault of the party or its Representatives receiving such information; or (D) was disclosed to the party or its Representatives receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal, regulatory or examination requirement or in accordance with an order of a court of competent jurisdiction, provided that in the event of any disclosure required by this clause (ii), the disclosing party will, to the extent practicable, give reasonable prior written notice of such disclosure to the other parties and shall not disclose any such information without an opinion of counsel supporting its position that such information must be disclosed.

        (c)        In addition to all other remedies that may be available to any party hereto in connection with a breach by any other party hereto of its or its Representative’s obligations under this Section 5.5, each party hereto shall be entitled to specific performance and injunctive and other equitable relief with respect to this Section 5.5. Each party hereto waives, and agrees to use all reasonable efforts to cause its Representatives to waive, any requirement to secure or post a bond in connection with any such relief.

        5.6.        Regulatory Matters.

        (a)        The parties hereto will cooperate with each other and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the OCC, the FDIC, the FRB and the Department. The parties shall each have the right to review in advance and comment on all information relating to the other, as the case may be, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement. Valley and VNB shall use their best efforts to cause their application to the OCC to be filed within 5 days of the date hereof. NorCrown is delivering to Valley concurrently with the execution of this Agreement all information necessary to complete such application based on prior requests therefor by Valley. Valley shall provide to NorCrown and the Trust drafts of all filings and applications referred to in this Section 5.6(a) and shall give NorCrown and the Trust the opportunity to comment thereon prior to their filing.

        (b)        During the Contract Period, subject to Section 5.5, each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the applications or notices seeking approval for the transactions contemplated hereby.

        (c)        Notwithstanding that NorCrown believes that it has established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, NorCrown recognizes that VNB may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). During the Contract Period and in order to formulate the plan of integration for the Merger, NorCrown and VNB shall consult and cooperate with each other with respect to (i) conforming to the extent appropriate, based upon such consultation, NorCrown’s loan, accrual and reserve policies and NorCrown’s other policies and procedures regarding applicable regulatory matters, including without limitation Board of Governors of the Federal Reserve, The Bank Secrecy Act and FDIC matters, to those policies of VNB as VNB may reasonably identify to NorCrown from time to time, (ii) new extensions of credit by VNB where the aggregate exposure exceeds $1,000,000, and (iii) conforming, based upon such consultation, the composition of the investment portfolio and overall asset/liability management position of NorCrown to the extent appropriate; provided that any required change in NorCrown’s practices in connection with the matters described in clause (i) or (iii) above need not be effected (A) more than five days prior to the Effective Time and (B) unless and until all necessary regulatory, governmental and shareholder approvals and consents have been received, all statutory waiting periods in respect thereof have expired, Valley agrees in writing that all conditions precedent to the Closing have occurred (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing). No accrual, reserve or other action taken, made, or failed to be made or taken, by NorCrown or any NorCrown Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Article VII hereof.

        (d)        During the Contract Period, the Trust agrees to file any and all notices, if any, required by the Change in Bank Control Act and the regulations promulgated thereunder and to promptly respond to any inquiries from bank regulatory authorities concerning the same. The Trust further agrees to make such filings in a timely fashion so that any required waiting periods will have lapsed on or before January 31, 2005, and before the Effective Time. The Trust shall provide Valley copies of all such filings, but need not provide copies of any personal financial information required by such filings.

        5.7.        Shareholder Approval.

        (a)        NorCrown will (i) take all steps necessary duly to call, give notice of, convene and hold a meeting of the shareholders of NorCrown (such meeting or any adjournment thereof, the “Shareholders Meeting”) for the purpose of securing the approval of the Shareholders of this Agreement and the Merger, (ii) recommend to the Shareholders the approval of this Agreement and the Merger, and (iii) cooperate and consult with Valley with respect to each of the foregoing matters.

        (b)        For the purposes of holding the Shareholders Meeting, NorCrown and VNB shall as promptly as practicable (i) prepare a proxy statement (the “Proxy Statement”) satisfying all applicable requirements of the National Bank Act and the New Jersey Banking Act, including, without limitation, the publication requirement, (ii) make such filings, if any, with the OCC and the Department as are necessary in connection with the Proxy Statement and the conduct of the Shareholders Meeting, and (iii) mail such Proxy Statement to the Shareholders as soon as possible, but in no event later than 10 business days of the date hereof. Valley and its counsel shall have the opportunity to review and comment on such Proxy Statement prior to mailing to the Shareholders.

        (c)        NorCrown and VNB will promptly furnish the other with copies of written communications received by it from the OCC or the Department related to the Proxy Statement and the Shareholders Meeting.

        (d)        Until the termination of this Agreement in accordance with the terms hereof, the Trust shall, at the Shareholders Meeting, vote, or cause to be voted, its shares of NorCrown Common Stock (i) in favor of the Merger and (ii) against any Alternative Transaction.

        (e)        The Trust shall not exercise its dissenters’ rights under Section 215a(b) of the National Bank Act or Section 140 of the New Jersey Banking Act.

        (f)        Until the termination of this Agreement in accordance with the terms hereof, the Trust shall not transfer any of its shares of NorCrown Common Stock, or any rights in such shares, to any other person, other than a voting trust required by any Governmental Entity which is bound by the terms hereof.

        5.8.        Further Assurances.

        (a)        Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using all reasonable efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal proceedings (other than legal proceedings to which it is otherwise a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

        (b)        NorCrown acknowledges that Valley is in or may be in the process of acquiring other banks and other entities and that in connection with such acquisitions, information concerning NorCrown may be required to be included in the registration statements, if any, for the sale of securities of Valley or in SEC reports in connection with such acquisitions. NorCrown agrees to provide Valley with any information, certificates, documents or other materials about NorCrown as are reasonably necessary to be included in such other SEC reports or registration statements, including registration statements which may be filed by Valley prior to the Effective Time. NorCrown shall use its reasonable efforts to cause its attorneys and accountants to provide Valley and any underwriters for Valley with any consents, comfort letters, opinion letters, reports or information which are necessary to complete the registration statements and applications for any such acquisition or issuance of securities. Valley shall reimburse NorCrown for all expenses thus incurred by NorCrown. Valley shall not file with the SEC any registration statement or amendment thereto or supplement thereof containing information regarding NorCrown unless NorCrown shall have consented in writing to such filing, which consent shall not be unreasonably delayed or withheld.

        5.9.        Public Announcements. The parties hereto shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation or as to which the party releasing such information has used all reasonable efforts to discuss with the other party in advance.

        5.10.        Failure to Fulfill Conditions. Valley and VNB, on one hand, and NorCrown and the Trust, on the other hand, shall each use their respective best efforts to satisfy the Closing conditions set forth in Sections 6.1, 6.2 and 6.3, as applicable, and to cause the Closing to occur on or before February 28, 2005. In the event that Valley or NorCrown reasonably determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to May 31, 2005 (the “Cutoff Date”), and that it will not waive that condition, it will promptly notify the other party. NorCrown and Valley will promptly inform the other of any facts applicable to NorCrown or Valley, respectively, or their respective directors, officers or Subsidiaries of which NorCrown or Valley, as applicable, has knowledge, that would be likely to prevent or materially delay approval of the Merger by any Governmental Entity or which would otherwise prevent or materially delay completion of the Merger.

        5.11.        Disclosure Supplements. Each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VI, no supplement or amendment to such Schedules shall correct or cure any warranty which was untrue when made, but supplements or amendments may be used to disclose subsequent facts or events to maintain the truthfulness of any warranty.

        5.12.        Indemnification by Valley.

        (a)        For a period of six years after the Effective Time, subject to Section 6.2(f), Valley shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, any person entitled to indemnification under the NorCrown Governing Documents (collectively, the “NorCrown Indemnitees”) against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, without limitation, reasonable costs of investigation, and the reasonable fees and disbursements of legal counsel and other advisers and experts as incurred), judgments, fines, penalties and amounts paid in settlement or other liability, asserted against, incurred by or imposed upon any NorCrown Indemnitee (“Costs”) by reason of the fact that he or she is or was a director or officer of NorCrown or another person entitled to indemnification under the NorCrown Governing Documents, in connection with, arising out of or relating to any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative or investigative) (each a “Claim” and collectively, “Claims”), including without limitation any Claim which is based upon, arises out of or in any way relates to the Merger, this Agreement, any of the transactions contemplated by this Agreement, the NorCrown Indemnitee’s service as a member of the Board of Directors of NorCrown or any committee thereof, the events leading up to the execution of this Agreement, any statement, announcement, recommendation or solicitation made in connection therewith or related thereto and any breach of any duty in connection with any of the foregoing, in each case to the fullest extent which NorCrown would have been permitted under any applicable law and its Governing Documents had the Merger not occurred (and Valley shall also advance expenses, including, but not limited to, fees and disbursements of legal counsel as incurred to the extent permitted under NorCrown’s Governing Documents).

        (b)        From and after the Effective Time, Valley shall assume and honor any obligation of NorCrown immediately prior to the Effective Time with respect to the indemnification of the NorCrown Indemnitees arising out of the Governing Documents of NorCrown or arising out of any written indemnification agreements between NorCrown and such persons disclosed in the NorCrown Disclosure Schedule, as if such obligations were pursuant to a contract or arrangement between Valley and such NorCrown Indemnitees.

        (c)        In the event Valley or any of its successors or assigns (i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of Valley assume the obligations set forth in this Section 5.12.

        (d)        Valley shall cause NorCrown’s officers and directors to be covered, for a period of six years after the Effective Time, at Valley’s option, under (i) Valley’s then current officers’ and directors’ liability insurance policy (provided that Valley’s then current policy provides substantially similar coverage to NorCrown’s officers and directors as they receive under NorCrown’s current liability insurance policy), or (ii) an extension of NorCrown’s existing officers’ and directors’ liability insurance policy.

        (e)        Any NorCrown Indemnitee wishing to claim indemnification under this Section 5.12 shall promptly notify Valley upon learning of any Claim, but the failure to so notify shall not relieve Valley of any liability it may have to such NorCrown Indemnitee if such failure does not materially prejudice Valley. In the event of any Claim (whether arising before or after the Effective Time) as to which indemnification under this Section 5.12 is applicable, (x) Valley shall have the right to assume the defense thereof and Valley shall not be liable to such NorCrown Indemnitees for any legal expenses of other counsel or any other expenses subsequently incurred by such NorCrown Indemnitee in connection with the defense thereof, except that if Valley elects not to assume such defense, or counsel for the NorCrown Indemnitees advises that there are issues which raise conflicts of interest between Valley and the NorCrown Indemnitees, the NorCrown Indemnitees may retain counsel satisfactory to them, and Valley shall pay the reasonable fees and expenses of such counsel for the NorCrown Indemnitees as statements therefor are received; provided, however, that Valley shall be obligated pursuant to this Section 5.12(e) to pay for only one firm of counsel for all NorCrown Indemnitees in any jurisdiction with respect to a matter unless the use of one counsel for multiple NorCrown Indemnitees would present such counsel with a conflict of interest that is not waivable by the NorCrown Indemnitees, and (y) the NorCrown Indemnitees will cooperate in the defense of any such matter. Valley shall not be liable for settlement of any claim, action or proceeding hereunder unless such settlement is effected with its prior written consent, which will not be unreasonably withheld. Notwithstanding anything to the contrary in this Section 5.12, Valley shall not have any obligation hereunder to any NorCrown Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such NorCrown Indemnitee in the manner contemplated hereby is prohibited by applicable law or public policy.

        5.13.        Securities Law Compliance; Affiliates. Each Shareholder electing to receive the Per Share Cash/Stock Consideration shall have signed an Investor Certificate in substantially the form of Exhibit A (or Exhibit B in the case of the Trust) acknowledging that the shares of Valley Common Stock to be issued in the Merger have not been registered, and in connection with the Merger will not be registered under the Securities Act of 1933, as amended (the “1933 Act”) and, therefore, cannot be resold unless they are registered under the 1933 Act or unless an exemption from registration is available, that the Shareholder will acquire such Valley Common Stock for its or his own account for the purpose of investment, that the Shareholder is an Accredited Investor, as that term is used in the regulations promulgated under the 1933 Act, and that the Shareholder will refrain from transferring or otherwise disposing of any of the NorCrown Common Stock, or any interest therein, prior to the Merger except as may be required to comply with any order or direction from the FRB and the FDIC or the Department, or to comply with any other federal or state legal or regulatory requirement, or from transferring or otherwise disposing of any of the Valley Common Stock he or it receives in the Merger, or any interest therein, in such manner as to cause Valley to be in violation of the registration requirements of the 1933 Act, or applicable state securities or blue sky laws. The Trust, each current director of NorCrown and Charles Kushner shall execute an Investor Certificate within 10 days of the date hereof.

        5.14.        Compliance with the Industrial Site Recovery Act. NorCrown shall obtain prior to the Effective Time, either: (a) a Letter of Non-Applicability from the New Jersey Department of Environmental Protection (“NJDEP”) stating that none of the facilities located in New Jersey owned or operated by NorCrown (each, a “Facility”) is an “industrial establishment,” as such term is defined under the Industrial Site Recovery Act (“ISRA”); provided, however, that if the NJDEP informs NorCrown in writing that it will not issue a Letter of Non-Applicability by reason of the fact that the property and/or the transactions contemplated by this Agreement fall into a category that is “unmistakably exempt” from ISRA, NorCrown’s obligation under this clause shall be deemed to have been satisfied upon receipt of such letter from the NJDEP; (b) a Remediation Agreement issued by the NJDEP pursuant to ISRA authorizing the consummation of the transactions contemplated by this Agreement; or (c) a Negative Declaration approval, Remedial Action Workplan approval, de minimus quantity exemption, an approval pursuant to N.J.A.C. 7:26B-5.1 through 5.8, a No Further Action letter or other document or documents issued by the NJDEP that satisfies the requirements of ISRA with respect to each Facility subject to ISRA. In the event NorCrown obtains a Remediation Agreement, NorCrown will post or have posted an appropriate Remediation Funding Source or will have obtained the NJDEP’s approval to self guaranty any Remediation Funding Source required under any such Remediation Agreement.

        5.15.        Employees Following consummation of the Merger, Valley shall make available to all employees and officers of NorCrown who become employed by VNB coverage under the benefit plans generally available to VNB’s employees and officers (including pension and health and hospitalization) on the terms and conditions available to VNB’s employees and officers with no uninsured waiting periods for enrollment in Valley or VNB medical and dental plans for NorCrown employees and their dependents. In addition, Valley and VNB shall assume responsibility for compliance with the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, and the Health Insurance Portability and Accountability Act of 1996, as amended, including without limitation notices and continuation coverage, relating to each employee and officer of NorCrown who does not accept or receive an offer of continued employment from Valley or VNB following consummation of the Merger. As soon as administratively feasible following the consummation of the Merger, the sponsor of the NorCrown 401(k) Plan (the “the 401(k) Plan”) shall do everything necessary to transfer the account balances of NorCrown employees in the 401(k) Plan to the Valley National Bancorp Savings and Incentive Plan, and Valley and VNB shall take such actions as shall be reasonably necessary to facilitate such transfer. NorCrown employees will be given credit under Valley’s or VNB’s medical, life, vacation, sick leave, disability and other welfare plans for prior service with NorCrown, and NorCrown’s employees will be granted credit for prior service with NorCrown, solely for purposes of eligibility and vesting (but not accrual of benefits) under Valley’s or VNB’s pension and 401(k) plans.

        5.16.        Demand Registration Rights. At the closing Valley and the Trust will execute and deliver a registration rights agreement (the “Registration Rights Agreement”) in the form of Exhibit C, annexed hereto, to provide the Shareholders with certain rights and Valley with certain obligations to register for resale the shares of Valley common stock to be issued in connection with the merger.

        5.17.        Stay Bonuses and Severance.

                        (a)        Following consummation of the Merger, Valley and VNB will use their best efforts to retain the existing employees of NorCrown in their same or similar positions.

                        (b)        Following the consummation of the Merger and for one year thereafter, Valley and VNB shall, to the extent not duplicative of other severance benefits, honor NorCrown’s severance policy as specified on the NorCrown Disclosure Schedule.

                        (c)        On the 90th day following the Closing Date (or sooner as provided for below), Valley or VNB will pay stay bonuses in the aggregate amount of $495,000 to the persons and in such respective amounts as are set forth on the NorCrown Disclosure Schedule, provided, however, that such persons have executed and delivered to NorCrown and Valley a Stay Bonus Agreement in the form attached hereto as Exhibit D, and provided, further, that in the event Valley or VNB terminates any employees eligible for a stay bonus prior to the 90th day following the Closing Date for any reason other than Cause (as such term in defined in the Stay Bonus Agreement), Valley shall promptly pay such employee the bonus listed for such person on the NorCrown Disclosure Schedule.

                        (d)        As soon as practicable following the date hereof, Valley, VNB and NorCrown will use their best efforts to cause each of the officers of NorCrown listed on the NorCrown Disclosure Schedule with existing change in control agreements to execute a Clarification Agreement in the form attached hereto as Exhibit E. To the extent that such officers do not execute such Clarification Agreements, Valley and VNB will honor the existing written change in control contracts with such officers.

        5.18        Transaction Expenses of NorCrown.

                        (a)        NorCrown shall, within 10 days from the date hereof, provide Valley with (i) the amount of legal fees and expenses related to this transaction which NorCrown, the Trust or the Board of Directors of NorCrown have incurred since August 1, 2004 and (ii) the amount of future legal fees and expenses related to this transaction which are reasonably anticipated to be payable by NorCrown, the Trust or the Board of Directors of NorCrown based on facts and circumstances currently known (collectively, “Legal Fees”). Such Legal Fees shall not, without the prior written approval of Valley, exceed $100,000 in the aggregate and any Legal Fees which exceed $100,000 shall be paid pursuant to Section 8.2(a)(3) hereof.

                        (b)        For planning purposes, NorCrown shall, within 30 days from the date hereof, provide Valley with its estimated budget of transaction-related expenses reasonably anticipated to be payable by NorCrown in connection with this transaction (other than Legal Fees) based on facts and circumstances currently known, including the fees and expenses of accountants and other professionals. NorCrown shall promptly notify Valley if or when it determines that it will expect to exceed its budget. Prior to signing this Agreement, NorCrown has disclosed to Valley the method by which the fees of its counsel in connection with this transaction are to be determined, and has disclosed to Valley the fees of its counsel in connection with this transaction through a recent date.

                        (c)        Promptly, but in any event within 15 days after the execution of this Agreement, NorCrown shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. NorCrown shall accrue and/or pay all of such amounts as soon as possible.

                        (d)        NorCrown shall cause its professionals to render monthly invoices within 30 days after the end of each month. NorCrown shall notify Valley monthly of all out-of-pocket expenses which NorCrown has incurred in connection with this transaction.

                 5.19        Valley Capital Changes. Valley shall not declare any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares (each, a “Stock Event”) with a record date falling within a period commencing on the day that is twenty-six (26) Trading Days prior to the expected Closing Date and ending on the day after the Closing Date unless the Valley makes an appropriate adjustment to the Exchange Ratio or the Shareholders otherwise receive the benefit of such Stock Event as if they were shareholders of Valley.

ARTICLE VI

CLOSING CONDITIONS

        6.1.        Conditions of Each Party’s Obligations Under this Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

        (a)        Blue Sky Qualification. The issuance of the Valley Common Stock in the Merger shall have been qualified in any state where such qualification is required under the applicable state securities laws.

        (b)        Regulatory Filings. All necessary regulatory or governmental approvals and consents (including without limitation any required approval of the Department, the FDIC, the FRB or the OCC) required to consummate the transactions contemplated hereby shall have been obtained without any term or condition which would materially impair the value of NorCrown to Valley. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof shall have expired.

        (c)        Suits and Proceedings. No order, judgment or decree shall be outstanding against a party hereto or a third party that would prevent completion of the Merger; no legal proceeding shall be pending or threatened by any Governmental Entity or pending by a third party in which it is sought to restrain or prohibit the Merger and no legal proceeding shall be pending before any court or Governmental Entity in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more parties hereto in connection with this Agreement and which Valley or NorCrown determines in good faith, based upon the written advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such legal proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

        (d)        Tax Opinion. NorCrown and the Trust shall each have received an opinion of Pitney Hardin LLP reasonably satisfactory in form and substance to NorCrown and its counsel, and to the Trust and its counsel, based, in each case, upon representation letters required by Pitney Hardin LLP, dated on or about the date of such opinion, and such other facts and representations as counsel may reasonably deem relevant, to the effect that: (i) the Merger will be treated for federal income tax purposes as a “reorganization” qualifying under the provisions of Section 368 of the Code; (ii) no gain or loss will be recognized by the Shareholders upon the exchange of NorCrown Common Stock solely for Valley Common Stock; (iii) gain (but not loss), if any, realized by the Shareholders upon the exchange of NorCrown Common Stock will be recognized upon their receipt of the Per Share Cash Consideration but not in an amount in excess of the amount of the Per Share Cash Consideration received by such Shareholder; and (iv) in the case of the receipt by the Shareholders of cash in lieu of fractional shares in exchange for their NorCrown Common Stock, gain, if any, realized by the recipient on the exchange shall be recognized but in an amount not in excess of the amount of cash received. The tax opinions of Pitney Hardin LLP, summarized above are or will be based, among other things, on representations contained in certificates of the Trust and officers of NorCrown and Valley.

        (e)        Registration Rights Agreement. Valley and the Trust shall have executed the Registration Rights Agreement.

        (f)        Indemnification Escrow Agreement. Valley and the Trust shall have entered into a mutually acceptable Indemnification Escrow Agreement, as required by Section 8.4.

        6.2.        Conditions to the Obligations of Valley Under this Agreement. The obligations of Valley under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

        (a)        Representations and Warranties; Performance of Obligations of NorCrown and the Trust. The representations and warranties of NorCrown and the Trust contained in this Agreement, other than representations and warranties which are expressly stated to be made as of the date hereof or as of any other particular date, shall be true and correct on the Closing Date as though made on and as of the Closing Date unless the failure of such representation(s) or warranty(ies) to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect on NorCrown. NorCrown and the Trust shall have performed in all material respects the agreements, covenants and obligations necessary to be performed by each of them prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the NorCrown Disclosure Schedule or the Trust Disclosure Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the NorCrown Disclosure Schedule or the Trust Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the NorCrown Disclosure Schedule or the Trust Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

        (b)        Consents. Valley shall have received the written consents of any person whose consent to the transactions contemplated hereby is required under the applicable instrument.

        (c)        Certificates. NorCrown and the Trust shall have furnished Valley with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.2 as Valley may reasonably request.

        (d)        MOU. As of the Effective Time, (i) Valley shall have received assurances in a form reasonably acceptable to Valley that the FDIC will not impose any continuing obligations on Valley under the Memorandum of Understanding dated December 24, 2003 (the “MOU”) between NorCrown and the FDIC following consummation of the Merger, and (ii) the FDIC shall not have imposed on NorCrown, or advised NorCrown that it intends to impose, (A) any monetary fine or penalty related to any violations of law specified in the MOU, or (B) any restriction on the conduct of NorCrown’s, Valley’s or VNB’s business related to the MOU.

        (e)        FRB. NorCrown shall have received a written release, in the language previously provided by the Trust to Valley in writing, from the FRB from any and all liability related to the investigation by the FRB into the status of the Trust as a bank holding company under the Bank Holding Company Act of 1956, as amended.

        (f)        Directors of NorCrown. Each member of the Board of Directors of NorCrown and Charles Kushner shall have executed and delivered to NorCrown a Closing Certificate in the form attached hereto as Exhibit F.

        (g)        Legal Opinion. Valley shall have received an opinion of counsel to the Trust, from a law firm and in such form as is reasonably acceptable to Valley and its counsel, covering those matters set forth on Schedule 6.2(g) attached hereto.

        (h)        Additional Representation. The Trust shall have delivered to Valley, prior to the Effective Time, a statement signed by each of the individuals or entities listed on Schedule 6.2(h) hereto agreeing not to bring any action, claim or proceeding against Valley, VNB or NorCrown related to the transactions provided for under this Agreement.

        6.3.        Conditions to the Obligations of NorCrown Under this Agreement. The obligations of NorCrown under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

        (a)        Representations and Warranties; Performance of Obligations of Valley and VNB. The representations and warranties of Valley and VNB contained in this Agreement, other than representations and warranties which are expressly stated to be made as of the date hereof or as of any other particular date, shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date unless the failure of such representation(s) or warranty(ies) to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect on Valley. Valley and VNB shall have performed in all material respects, the agreements, covenants and obligations to be performed by them prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the Valley Disclosure Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Valley Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the Valley Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

        (b)        Certificates. Valley shall have furnished NorCrown with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.3 as NorCrown may reasonably request.

ARTICLE VII

TERMINATION

        7.1         Permissive Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the Trust:

                        (a)        by mutual consent of NorCrown, the Trust, Valley and VNB;

                        (b)        by either Valley and VNB, on one hand, or the Trust, on the other hand, upon written notice to the other party (i) 60 days after the date on which any request or application for a required regulatory approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such approval, unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 7.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or the falsity of any of the representations or warranties of such party set forth herein or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining (other than on a temporary basis) or otherwise prohibiting the Merger;

                        (c)        by either Valley and VNB, on one hand, or the Trust, on the other hand, if the Merger shall not have been consummated on or before the Cutoff Date, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                        (d)        by either Valley and VNB, on one hand, or the Trust, on the other hand, if a vote of Shareholders of NorCrown has been taken and such Shareholders fail to approve this Agreement and the Merger at the Shareholders Meeting, unless in the case of an attempted termination under this Section 7.1(d) by the Trust, the failure of the Shareholders to approve this Agreement and the Merger shall be due to the failure of NorCrown to perform or observe the covenants and agreements of NorCrown set forth herein.

                        (e)        by either Valley and VNB, on one hand, or the Trust, on the other hand, (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party (or, in the case of termination by Valley, NorCrown), which breach is not cured within thirty days following written notice to the party (and, in the case of termination by Valley, NorCrown) committing such breach, or which breach, by its nature, cannot be cured prior to the Closing and which breach of a representation or warranty, would, individually or in the aggregate with other breaches, result in a Material Adverse Effect on the party committing such breach.

                        (f)        by either Valley and VNB, on one hand, or the Trust, on the other hand (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party hereto (or, in the case of termination by Valley, NorCrown), which breach shall not have been cured within thirty days following receipt by the breaching party (and, in the case of termination by Valley, NorCrown) of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing;

                        (g)        by Valley and VNB if the conditions set forth in Sections 6.1 and 6.2 are not satisfied and Valley reasonably determines that one or more of such conditions are not capable of being satisfied by the Cutoff Date; or

                        (h)        by the Trust if the conditions set forth in Sections 6.1 and 6.3 are not satisfied and the Trust reasonably determines that one or more of such conditions are not capable of being satisfied by the Cutoff Date.

        7.2              Mandatory Termination. This Agreement shall be terminated automatically in the event that the number of shares of Valley Common Stock issuable pursuant to this Agreement, as determined at the Closing, equals or exceeds twenty percent of the shares of Valley Common Stock outstanding as of the close of business on the business day immediately preceding the date of the Closing.

        7.3              Effect of Termination. If this Agreement is terminated by either Valley or the Trust as provided in Section 7.1 or automatically as provided in Section 7.2, this Agreement shall forthwith become void and have no effect except that (i) Sections 7.1, 7.2 and 7.3 shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, in the event that either of the parties shall willfully default in its obligations hereunder, the non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting party for all damages, costs and expenses, including without limitation legal, accounting, investment banking and printing expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder.

ARTICLE VIII

INDEMNIFICATION OF VALLEY

        8.1              Survival. The indemnification obligations of the Trust under this Article VIII shall survive the Closing and the consummation of the Merger for a period of one year after the Effective Time. The right of Valley to indemnification, reimbursement or other remedy under this Article VIII shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Effective Time. The expiration of any indemnification obligations in this Section 8.1 shall not affect the rights of a Valley Indemnitee (as hereinafter defined) in respect of any claim made by such Valley Indemnitee in writing prior to the expiration of the survival period specified above.

        8.2         Indemnification and Reimbursement by the Trust.

        (a)        Subject to Section 8.2(c), the Trust will indemnify and hold harmless Valley and its Subsidiaries and the officers, directors and employees of each of them (collectively, the “Valley Indemnitees”), and will reimburse the Valley Indemnitees for any and all damages, losses, liabilities, claims and expenses of defense thereof, including diminution of value, whether or not involving a third-party claim (collectively, “Damages”), arising from or in connection with:

                        (1)        provided that Valley does not waive either of the closing conditions set forth in Section 6.2(d) or (e), any violations of state or federal banking laws or regulations, orders, policies and or guidelines of any Governmental Entity by NorCrown or its Subsidiaries or the Trust occurring prior to the Effective Time;

                        (2)        any Taxes, fines or penalties paid or payable by NorCrown or its Subsidiaries which was not accrued by NorCrown in the NorCrown Unaudited Statements due to any improper deductions or political contributions made by NorCrown, its Subsidiaries or the Trust prior to the Effective Time;

                        (3)        any Legal Fees which are in excess of the $100,000 limitation set forth in Section 5.18(a), provided that in the event such fees are deemed to cause a Closing Statement Deficit, Valley shall be entitled to payment either pursuant to the terms of Section 2.1(e)(4) or hereunder, but not both;

                        (4)        any payments made to, or the advancement of expenses made or behalf of, the NorCrown Indemnitees or any other person entitled to indemnification under the NorCrown Governing Documents pursuant to Section 5.12 arising as a result of (x) any Claim which is brought by or on behalf of or in the right of NorCrown or any of its former or present Shareholders or affiliates (y) any Claim which relates to (A) a violation or alleged violation of law or regulation by a NorCrown Indemnitee or (B) a violation or alleged violation of the MOU or any other regulatory order applicable to NorCrown or the Trust, or (z) any claim which relates to a personal benefit improperly paid or provided, or alleged to have been improperly paid or provided, to the NorCrown Indemnitee, but with respect to Claims described in clause (y) or (z) above Valley shall reimburse the Trust for costs incurred by the NorCrown Indemnitee with respect to such Claim when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the NorCrown Indemnitee did not violate such law or regulation or was not improperly paid or provided with the personal benefit alleged in the Claim, as the case may be; and

                        (5)        any amounts required to be paid by Valley under Section 5.12(d)(ii) which are in excess of 200% of the annual premium currently paid by NorCrown for such coverage.

                        (6)        any costs, losses or expenses incurred by Valley due to any action, claim or proceeding brought against Valley, VNB or Norcrown by any beneficiary or alleged beneficiary of the Trust.

        (b)        The indemnification rights provided for hereunder will only be satisfied out of, and are limited to claims in the amount of, the Indemnification Escrow Shares (as defined below). Neither Valley nor VNB shall have any claim, for indemnification or otherwise, against NorCrown, its officers, directors or employees regarding any representation, warranty or covenant of NorCrown made herein.

        (c)        Indemnification payments made pursuant to Section 8.2(a)(1) shall be paid only on the Release Date (as defined below) and shall be subordinated to any and all indemnification payments previously paid, or claimed by Valley, on the Release Date, pursuant to any other subsection of Section 8.2(a).

        8.3              Notice to the Trust. Any Valley Indemnitee wishing to claim indemnification under this Article VIII shall promptly notify the Trust upon learning of any claim or other Damages, but the failure to so notify shall not relieve the Trust of any liability it may have to such Valley Indemnitee if such failure does not materially prejudice the Trust.

        8.4              Indemnification Escrow Agreement and Indemnification Escrow Fund. At the Effective Time the Trust agrees that Valley shall deduct from the Valley Common Stock payable to the Trust under Section 2.1(a), and shall deposit into an escrow account with an escrow agent to be mutually agreed to by the Valley and the Trust prior to the Effective Time (the “Indemnification Escrow Agent”), shares of Valley Common Stock (the “Indemnification Escrow Shares”), in such amount equal to $5 million based upon the Average Closing Price, with instructions to the Indemnification Escrow Agent to hold such shares and all dividends and distributions thereon, pursuant to the terms and conditions set forth in an escrow agreement to be mutually agreed to by Valley and the Trust prior to the Effective Time (the “Indemnification Escrow Agreement”), which shall be executed at, or promptly following, the Closing by Valley, the Trust and the Indemnification Escrow Agent.

                The Indemnification Escrow Shares are the “Indemnification Escrow Fund”. Subject to this Section 8.4, the Indemnification Escrow Shares, and all dividends and distributions thereon, will remain in the Indemnification Escrow Fund until the Release Date. The Indemnification Escrow Agent’s fees shall be borne by the Trust. Subject to the terms and conditions of the Indemnification Escrow Agreement, the Indemnification Escrow Fund shall be used to satisfy the Trust’s obligations, if any, to indemnify the Valley Indemnitees in accordance with this Article VIII and to pay to Valley the Closing Statement Deficit, if any, payable in accordance with Section 2.1(e). On the one year anniversary of the Closing Date (the “Release Date”), subject to the terms and conditions of the Indemnification Escrow Agreement, the Indemnification Escrow Agent shall pay to the Trust that portion of the Indemnification Escrow Fund remaining on deposit with the Indemnification Escrow Agent, less shares of Valley Common Stock, and all dividends and distributions thereon, equal in amount to (i) any pending claim of any Valley Indemnitee for indemnification pursuant to this Article VIII, (ii) to the extent not yet paid as of the Release Date, any claim of any Valley Indemnitee for indemnification pursuant to this Article VIII and which has been finally determined in favor of the Valley Indemnitee, and (iii) any amounts reasonably estimated by Valley to become due thereafter as a result of continuing claims of any NorCrown Indemnitee. Shares remaining in the Indemnification Escrow Fund following the Release Date shall be applied, first, to claims of any Valley Indemnitee for indemnification pursuant to this Article VIII which were ending on the Release Date and which were subsequently finally determined in favor of the Valley Indemnitee and, second, after all such claims have been paid in full or otherwise settled, to the Trust.

ARTICLE IX

MISCELLANEOUS

        9.1.        Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses.

        9.2.        Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by telecopier with confirming copy sent promptly thereafter by overnight courier, messenger or by registered or certified mail, postage prepaid, as follows:

If to Valley or VNB:
Valley National Bancorp
1455 Valley Road
Wayne, New Jersey 07470
Attn.: Gerald H. Lipkin, President and Chief Executive Officer

With a copy to:
Pitney Hardin LLP
Delivery: 200 Campus Drive Florham Park, NJ 07932-0950
Mail: P.O. Box 1945 Morristown, NJ 07962-1945
Attn.: Ronald H. Janis, Esq.
If to NorCrown:
NorCrown Bank
66 West Mt. Pleasant Avenue
Livingston, New Jersey 07039
Attn.: Joseph Paparatto, President and Chief Executive Officer

46

With a copy to:
Wolff & Samson, PC
One Boland Drive
West Orange, NJ 07052
Attn.: David Samson, Esq. (as counsel to the Board of Directors of NorCrown)

and Sills Cummis Epstein & Gross P.C.
The Legal Center One Riverfront Plaza
Newark, New Jersey 07102
Attn.: Steven S. Radin, Esq. (as counsel to NorCrown)

If to the Trust:
Windels, Marx, Lane & Mittendorf LLP
120 Albany Street
New Brunswick, New Jersey 08901
Attn.: Robert A. Schwartz, Esq.

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so delivered or telecopied or three days after the date mailed by first class U.S. mail or one day after sent by reputable over night delivery service.

        9.3.        Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No voluntary assignment of this Agreement may be made except upon the written consent of the other parties hereto. No person or entity shall be deemed a third-party beneficiary under this Agreement, other than current and former directors and officers of NorCrown with respect to Section 5.12 hereof.

        9.4.        Entire Agreement. This Agreement, which includes the Disclosure Schedules and other Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto.

        9.5.        Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

        9.6.        Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

        9.7.        Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

        9.8.        No Survival. Except as set forth in Article VIII, the representations and warranties set forth in Articles III and IV hereof shall not survive the Closing, but shall expire as of the Effective Time. Those agreements and covenants of the parties which by their terms are intended to be performed after the Effective Time shall survive the Closing.

        9.9.        Knowledge. For purposes of this Agreement, information shall be deemed known to a party hereto if it is actually known by one or more of such party’s executive officers. With regard to Norcrown specifically, this shall mean only information known to Joseph Paparatto, Daniel Tower, David Orbach or Laura Criscione.

                 IN WITNESS WHEREOF, Valley, VNB and NorCrown have caused this Agreement to be executed by their duly authorized officers and the Trust has caused this Agreement to be executed by the trustee in his capacity as such, all as of the date first above written.

ATTEST: By: ALAN D. ESKOW —————————————— Alan D. Eskow Executive Vice President and Chief Financial Officer	VALLEY NATIONAL BANCORP By: GERALD H. LIPKIN —————————————— Gerald H. Lipkin Chairman, President and Chief Executive Officer

ATTEST: By: ALAN D. ESKOW —————————————— Alan D. Eskow Executive Vice President and Chief Financial Officer	VALLEY NATIONAL BANK By: GERALD H. LIPKIN —————————————— Gerald H. Lipkin Chairman, President and Chief Executive Officer

ATTEST: By: DAVID ORBACH —————————————— David Orbach Vice President and General Counsel	NORCROWN BANK By: JOSEPH PAPARATTO —————————————— Joseph Paparatto President

THE NORCROWN TRUST By: CHARLES KUSHNER —————————————— Charles Kushner Trustee

49

STATE OF NEW JERSEY	)
: ss.
COUNTY OF PASSAIC	)

                 On this 9th day of November, 2004, before me, a Notary Public for this state and county, personally came Gerald H. Lipkin, as Chairman, President and Chief Executive Officer, and Alan D. Eskow, as Executive Vice President and Chief Financial Officer of Valley National Bancorp, and each in his capacity acknowledged this instrument to be the act and deed of Valley National Bancorp and the seal affixed to it to be its seal.

                 WITNESS my official seal and signature this day and year.

DARCEY GREIG

(Seal of Notary)

STATE OF NEW JERSEY	)
: ss.
COUNTY OF PASSAIC	)

                 On this 9th day of November, 2004, before me, a Notary Public for this state and county, personally came Gerald H. Lipkin, as Chairman, President and Chief Executive Officer, and Alan D. Eskow, as Executive Vice President and Chief Financial Officer of Valley National Bank, and each in his capacity acknowledged this instrument to be the act and deed of Valley National Bank and the seal affixed to it to be its seal.

                 WITNESS my official seal and signature this day and year.

DARCEY GREIG

(Seal of Notary)

STATE OF NEW JERSEY	)
: ss.
COUNTY OF MIDDLESEX	)

                 On this 9th day of November, 2004 before me, an attorney of this state, personally came Joseph Paparatto, as President, and David Orbach, as Vice President and General Counsel of NorCrown Bank, and each in his capacity acknowledged this instrument to be the act and deed of NorCrown Bank and the seal affixed to it to be its seal.

                 WITNESS my official seal and signature this day and year.

ROBERT A. SCHWARTZ

(Seal of Notary)

STATE OF NEW JERSEY	)
: ss.
COUNTY OF ESSEX	)

                 On this 9th day of November, 2004 before me, a Notary Public for this state and county, personally came Charles Kushner, as Trustee, and in his capacity acknowledged this instrument to be the act and deed of The NorCrown Trust.

                 WITNESS my official seal and signature this day and year.

HARVEY WERBLOWSKY

(Seal of Notary) 51

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

                 THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of ________, 2005, by and among Valley National Bancorp, a corporation chartered under the laws of the State of New Jersey (“Valley”), The NorCrown Trust, a trust organized under the laws of the State of New Jersey, (the “Trust”), and the persons listed on Exhibit A attached hereto (with the Trust, and each person listed on Exhibit A being referred to individually as a “Shareholder” and collectively as the “Shareholders”).

                 WHEREAS, immediately prior to the consummation of the Merger (as defined below), Shareholders were the owners of shares of common stock in NorCrown Bank, a commercial bank chartered under the laws of the State of New Jersey (the “NorCrown”) set forth opposite their names on Exhibit A attached hereto;

                 WHEREAS, the Shareholders have been issued Common Shares (defined below) in connection with the merger (the “Merger”) of NorCrown with and into Valley National Bank (“VNB”), a commercial bank chartered under the laws of the State of New Jersey and a wholly-owned subsidiary of Valley, pursuant to the terms of the Agreement and Plan of Merger, dated as of November 9, 2004, (the “Merger Agreement”), among Valley, VNB, NorCrown, and the Trust;

                 WHEREAS, pursuant to the terms of the Merger Agreement and subject to the terms hereof, Valley has agreed to grant to the Shareholders the registration rights provided for below.

                 NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements set forth in the Merger Agreement and hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

                 1.        Certain Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                 “Common Shares” shall mean shares of no par value common stock of Valley.

                 “Person” shall mean any individual, corporation, company, partnership, association, trust, estate or other natural or juridical entity or organization, including without limitation any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government, self-regulatory organization, commission, or tribunal or any regulatory, administrative or other agency, or political or other subdivision, department or branch of any of the foregoing.

                 “Prospectus” shall mean any prospectus included in the Registration Statement, including any resale prospectus and any preliminary prospectus, and any amendment or supplement thereto, and in each case including all material incorporated by reference therein.

                 “Registration Expenses” shall mean the following expenses incident to performance of or compliance with this Agreement: (i) all applicable registration and filing fees imposed by the SEC and any securities exchange or exchanges, if any, on which Common Shares are then listed or the National Association of Securities Dealers, Inc. (the “NASD”); (ii) all fees and expenses incurred in connection with compliance with state securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with qualification of any of the Shares under any state securities or blue sky laws and the preparation of a blue sky memorandum) and compliance with the rules of the NASD; (iii) all expenses of any Persons in preparing or assisting in preparing, printing and distributing the Registration Statement, any Prospectus, stock certificates and other documents relating to the performance of and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Shares on any securities exchange or exchanges pursuant to Section 3(i) hereof; and (v) the fees and disbursements of counsel for Valley and of the independent public accountants of Valley, including the expenses relating to any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Registration Expenses” shall specifically exclude underwriting discounts and commissions relating to the Shares, the fees and disbursements of counsel representing any Shareholder, the fees and disbursements of counsel representing any underwriters relating to the Shares, transfer taxes, if any, relating to the sale or disposition of Shares by any Shareholder and any other expenses not included in the preceding sentence.

                 “SEC” shall mean the Securities and Exchange Commission or any successor entity.

                 “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

                 “Shares” shall mean the Common Shares now or hereafter issued to the Shareholders pursuant to the Merger Agreement, and any additional Common Shares that may be received as stock dividends payable with respect to those Common Shares or otherwise received in connection with any stock split, exchange, conversion or recapitalization of Valley.

                 2.         Registration Under the Securities Act.

                            (a)                           Registration. Subject to Section 6(b) below and provided the Shareholders have fulfilled their obligations under Section 4 hereof, Valley shall file a registration statement on Form S-3, or any applicable form promulgated by the SEC for which Valley is eligible (including any amendments thereto, the “Registration Statement”), relating to the sale of all of the Shares within five (5) days following receipt of a written request by the Trust, and Valley shall use its best efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable thereafter. Subject to Section 6(b) below, Valley agrees to use its best efforts to keep the Registration Statement continuously effective pursuant to Rule 415 promulgated under the Securities Act (and to include therein a prospectus at all times meeting the requirements of the Securities Act) during the period ((the “Effectiveness Period”) beginning on the date a Registration Statement filed hereunder (the “Initial Registration”) first becomes effective and ending on the earlier of (i) two years from the date of effectiveness of the Initial Registration, or (ii) the expiration of the holding period applicable to the Shares issued to the Shareholders in the Merger pursuant to Rule 144(k), or any successor provision, promulgated under the Securities Act, as such provision may be amended from time to time.

                            (b)            Expenses. Valley shall pay all Registration Expenses in connection with a registration pursuant to this Agreement. The Shareholders shall pay all underwriting discounts and commissions relating to the Shares, the fees and disbursements of counsel representing the Shareholders, the fees and disbursements of counsel representing any underwriters relating to Shares, transfer taxes, if any, relating to the sale or disposition of Shares by the Shareholders and any other expenses of the Shareholders not included in the definition of Registration Expenses. Such expenses shall be allocated among the Shareholders in proportion to their holding of Shares.

                            (c)            Subsequent Registration. If the Initial Registration or any Subsequent Registration ceases to be effective for any reasons at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), Valley shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional “shelf” Registration Statement pursuant to Rule 415 covering all of the Shares (a “Subsequent Registration”). If a Subsequent Registration is filed, Valley shall use its best efforts to cause the Subsequent Registration to be declared effective as soon as practicable after such filing and to keep such Subsequent Registration continuously effective during the Effectiveness Period. As used herein, the term “Registration” means the Initial Registration and any Subsequent Registration.

                 3.        Registration Procedures. In connection with the obligations of Valley under Section 2 hereof, Valley shall:

                            (a)             prepare and file with the SEC, within the time period set forth in Section 2 hereof, and use its best efforts to have declared effective by the SEC, the Registration Statement, which shall (i) be available for public resale of the Shares by the Shareholders; and (ii) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith;

                            (b)             (i) prepare and file with the SEC such amendments to the Registration Statement as may be necessary to keep it effective for the effectiveness period; (ii) cause any Prospectus to be amended or supplemented as required and to be filed as required by Rule 424 or any similar rule that may be adopted under the Securities Act; and (iii) respond as promptly as practicable to any comments received from the SEC with respect to the Registration Statement or any amendment thereto;

                            (c)             furnish to the Shareholders, upon request and without charge, as many copies of any Registration Statement, preliminary Prospectus or Prospectus and any amendment or supplement thereto as the Shareholders may reasonably request in order to facilitate the public sale or other disposition of the Shares;

                            (d)             use its best efforts to register or qualify the Shares under all applicable state securities or blue sky laws of such jurisdictions in the United States and its territories and possessions as the Shareholders may reasonably request in writing and keep such registration or qualification effective during the period the Registration Statement is required to be kept effective; provided, however, that in connection therewith, Valley shall not be required to (i) qualify as a foreign corporation to do business or to register as a broker or dealer in any such jurisdiction where it would not otherwise be required to qualify or register but for this section 3(d), or (ii) subject itself to taxation in any such jurisdiction with respect to such registration or qualification;

                            (e)             notify the Shareholders promptly and, if requested by the Shareholders, confirm in writing, (i) when the Registration Statement and any post-effective amendments thereto have become effective, (ii) when any amendment or supplement to a Prospectus has been filed with the SEC, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Registration Statement or any part thereof or the initiation of any proceedings for that purpose, (iv) if Valley receives any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) the identity and contact information for the registrar and/or transfer agent for the Shares together with instructions relating to the delivery by the Shareholders of the Shares to be held for sale pursuant to the Registration Statement, and (vi) of the happening of any event during the period the Registration Statement is effective as a result of which (A) the Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) a Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                            (f)             use best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement by the SEC or any state securities authority as promptly as possible;

                 (g)        furnish to the Shareholders upon request, without charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto);

                 (h)        cooperate with the Shareholders to facilitate the timely preparation and delivery of certificates representing Shares to be sold and not bearing any Securities Act legend and enable certificates for such Shares to be issued for such numbers of Shares and registered in such names as the Shareholders may reasonably request;

                 (i)        cause all Shares registered pursuant hereunder to be listed on the securities exchange or automated quotation system on which similar securities issued by Valley are then listed.

                 4.        Certain Agreements of the Shareholders. The Shareholders agree to furnish to Valley in writing such information regarding the Shareholders and their proposed distribution of Shares as Valley may from time to time reasonably request in connection with the preparation of the Registration Statement or the registration or qualification of the Shares under state securities or blue sky laws.

                 5.         Indemnification, Contribution.

                            (a)            Indemnification by Valley. Valley agrees to indemnify and hold harmless the Shareholders and their assigns as follows:

                                              (i)     subject to the limitation set forth in Section 5(c), against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to which the Shareholders may become subject under the Securities Act or otherwise (A) that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto or any related filing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any Prospectus or any amendment or supplement thereto, or, the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                                              (ii)     subject to the limitation set forth in Section 5(c), against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or alleged untrue statement, any omission or alleged omission, if such settlement is effected with the written consent of Valley; and

                                              (iii)     subject to the limitations set forth in Section 5(c), against any and all expense (including reasonable fees and disbursements of counsel) reasonably incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or alleged untrue statement, omission or alleged omission that relates to the sale by the Shareholders of Shares under the Registration Statement, to the extent that any such expense is not paid under subparagraph (i) or (ii) above or (d) below;

provided, however, that the indemnity provided pursuant to this Section 5(a) shall not apply to any Shareholder with respect to any loss, liability, claim, damage or expense that arises out of or is based solely upon (1) any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to Valley by any Shareholder with respect to any such Shareholder for use in the Registration Statement or any amendment thereto or a Prospectus or any amendment or supplement thereto or (2) trades made by any Shareholder in violation of section 6(a) below or (3) trades made by any Shareholder in violation of the prospectus delivery requirements of Section 5(b) of the Securities Act. This indemnity in Section 5(a) is in addition to any liability which Valley may otherwise have.

                            (b)            Indemnification by the Shareholders. Each Shareholder (with respect to that particular Shareholder and the Shares owned by that particular Shareholder) agrees to indemnify and hold harmless Valley, each director of Valley, each officer of Valley who signed the Registration Statement and each other Person, if any, who controls Valley within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 5(a) hereof, but only insofar as such loss, liability, claim damage or expense arises out of or is based solely upon (i) any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto or a Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to Valley by the Shareholder with respect to the Shareholder for use therein or (ii) trades made by the Shareholder in violation of Section 6(a) below or (iii) trades made by the Shareholder in violation of the prospectus delivery requirements of Section 5(b) of the Securities Act or (iv) any sale of Shares by the Shareholder at any time prohibited by this Agreement; provided, that, in the case of the Shareholder’s obligation set forth in this Section 5(b) relating to Section 5(a)(ii) above, such settlement must be effected with the written consent of the Shareholder.

                            (c)            Conduct of Indemnification Proceedings. The indemnified party shall give prompt notice to the indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party (i) shall not relieve it from any liability that it may have under the indemnity agreement provided in Section 5(a) or (b) above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party prejudices the indemnifying party or results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Section 5(a) or (b) above. After receipt of such notice, the indemnifying party shall be entitled to participate in and, at its option, jointly with any other indemnifying party so notified, to assume the defense of such action or proceeding at such indemnifying party’s own expense with counsel chosen by such indemnifying party; provided, however, that, if the defendants in any such action or proceeding include both an indemnified party and an indemnifying party and the indemnified party reasonably determines, upon advice of counsel, that a conflict of interest exists or that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying parties, then the indemnified parties shall be entitled to counsel (which shall be limited to a single law firm for all indemnified parties) the reasonable fees and expenses of which shall be paid by the indemnifying parties. If the indemnifying party does not assume the defense of any such action or proceeding, after having received the notice referred to in the first sentence of this paragraph, the indemnifying parties will pay the reasonable fees and expenses of counsel (which will be limited to a single law firm for all indemnified parties) for the indemnified parties. In such event, however, no indemnifying party will be liable for any settlement effected without the prior written consent of such indemnifying party. If one or more of the indemnifying parties assumes the defense of any such action or proceeding in accordance with this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding except as set forth in the proviso in the second sentence of this Section 5(c).

                            (d)      Contribution.

                                              (i)     In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 5 is for any reason held to be unenforceable although applicable in accordance with its terms, the indemnifying parties shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the indemnified party, in such proportion as is appropriate to reflect the relative fault of and benefits to each indemnifying party and each indemnified party in connection with the statements or omissions that resulted in such losses, claim, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying parties and indemnified parties shall be determined by reference to, among other things, the total proceeds received by each indemnifying party and indemnified party in connection with the offering to which such losses, claims, damages, liabilities or expenses relate. The relative fault of each indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, access to information and opportunity to correct or prevent such action.

                                              (ii)      The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 5(d)(i) above.

                                              (iii)     Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5(d), each director of Valley, each officer of Valley who signed the Registration Statement and each Person, if any, who controls Valley within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as Valley.

                            (e)             Notwithstanding any term or condition to the contrary, the liability of a Shareholder pursuant to this Section 5 shall be limited to the gross proceeds received by such Shareholder as a result of the sale giving rise to the liability.

                            (f)             The obligations of Valley and the Shareholders under this Section 5 shall survive the completion of any offering of the Shares pursuant to the Registration Statement.

                 6.         Suspension of Registration Requirement.

                            (a)                  Immediately prior to any anticipated sale of the Shares by a Shareholder subject to the Registration Statement, the Shareholder shall notify Valley in writing of the anticipated sale of the Shares. Each Shareholder agrees that he will not effect any sales of Shares pursuant to the Registration Statement after the Shareholder has received notice from Valley to suspend sales as a result of the occurrence or existence of any Suspension Event (as defined in section 6(b) below) until Valley provides written notice to the Shareholder that all Suspension Events have ceased to exist. Each Shareholder agrees that he will not effect any sales of Shares pursuant to the Registration Statement after the Shareholder has received notice from Valley to suspend sales because the Registration Statement, any Prospectus or any supplement thereto contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, until Valley notifies the Shareholder that the misstatement or omission has been corrected. Valley agrees that the period of time during which the Registration Statement must be kept effective pursuant to clause (i) of Section 2(a) shall be extended by a period which is not less than the aggregate number of days during which any suspension under this Section 6(a) or any Suspension Event is in effect.

                            (b)             Notwithstanding anything to the contrary set forth in this Agreement, Valley’s obligation to file the Registration Statement and make any filings with any state securities authority, to use its best efforts to cause the Registration Statement or any state securities filings to become effective or to remain effective, or to amend or supplement the Registration Statement or any state securities filings shall be suspended in the event of and during a Suspension Event. A “Suspension Event” shall exist at such times as circumstances exist that Valley determines in good faith, on advice of counsel, that the filing, amending or supplementing of the Registration Statement or such filings or the causing of the Registration Statement or such filings to become effective or to remain effective or for the sale of Shares to occur under the Registration Statement shall require disclosure under applicable securities laws of material information in the Registration Statement (or any other document incorporated into the Registration Statement by reference) or such state securities filings as to which Valley has a bona fide business purpose for preserving confidentiality or which renders Valley unable to comply with SEC requirements. Valley shall notify the Shareholders promptly after any Suspension Event occurs or ceases to exist. Suspension of Valley’s obligations pursuant to this Section 6(b) shall continue for so long as a Suspension Event or its effect is continuing.

                            (c)             Notwithstanding anything to the contrary in this Agreement, the Shareholders may sell their Shares at any time, regardless of the existence of a Suspension Event, so long as the Shareholders comply with Rule 144 in effecting any sale of the Shares.

                 7.         Miscellaneous.

                            (a)            Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified, supplemented or waived, nor may consent to departures therefrom be given, without the written consent of Valley and each Shareholder, provided, however, that any amendment hereunder shall be effective as to any Shareholder who consents or agrees to such amendment regardless of whether the other Shareholders have also consented or agreed thereto.

                             (b)            Notices. Unless otherwise provided, all notices or other communications required or permitted to be given to the parties hereto shall be in writing and shall, be deemed to have been given as if personally delivered (including personal delivery by facsimile, provided that the sender receives telephonic or electronic confirmation that the facsimile was received by the recipient), or three (3) days after mailing by certified or registered mad, return receipt requested, first class postage prepaid, addressed as shown on Exhibit A attached hereto (or at such other address as the addressed party may have substituted by notice pursuant to this Section 7(b)).

                            (c)            Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of Valley. Except for the Trust, this Agreement and the registration rights granted hereunder shall inure to the benefit of and be binding upon the legal representatives and heirs of each Shareholder if he becomes disabled or deceased, and may be assigned by each Shareholder to any immediate family member of the Shareholder (including any great grandchild or grandchild) or a trust or limited partnership established by the Shareholder, in any such case in connection with an assignment of Common Shares by the Shareholder to such family member, trust or limited partnership by gift or for estate planning purposes, but otherwise may not be assigned by the Shareholder. Notwithstanding the foregoing, no purported assignment by the Shareholders shall be valid unless the assignee agrees to be bound by the provisions of this Agreement.

                            (d)            Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                            (e)            Headings and Interpretation. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. In construing the meaning of this Agreement, no party hereto shall be deemed the drafter of this Agreement and this Agreement shall be construed according to its fair meaning and not strictly against any person as the drafter hereof.

                            (f)            Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New Jersey without giving effect to the conflicts of law provisions thereof.

                            (g)            Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior oral and written agreements and understandings and all contemporaneous written agreements and understandings between the parties with respect to such subject matter.

                            (h)             This Agreement shall terminate and be of no further force and effect upon the earlier of the sale of all of the Shares by the Shareholders or the expiration of the restrictions on resale resulting from Rule 145 under the Securities Act.

                 IN WITNESS WHEREOF, Valley and the Trust have caused this Agreement to be executed by their duly authorized officers and the Shareholders have each executed this Agreement in their individual capacity, all as of the day and year first above written.

ATTEST: By: —————————————— [Name} [Title]	VALLEY NATIONAL BANCORP By: —————————————— [Name} [Title]

ATTEST: By: —————————————— [Name} [Title]	THE NORCROWN TRUST By: —————————————— [Name} [Title] [Insert signature blocks for shareholders]

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